Filed pursuant to Rule 433(d)
Registration Statement No. 333-131727

FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-503-4611.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the Depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Free Writing Prospectus dated May 22, 2006 (to Prospectus dated April 18, 2006)

$356,814,000 (Approximate)

ACE Securities Corp. Home Equity Loan Trust, Series 2006-GP1
Asset Backed Notes

ACE Home Equity Loan Trust, Series 2006-GP1
Issuing Entity

DB Structured Products, Inc.
Sponsor

ACE Securities Corp.
Depositor

GreenPoint Mortgage Funding, Inc.
Servicer

LaSalle Bank National Association
Master Servicer

You should consider carefully the risk factors beginning on page 9 in this free writing prospectus.
This free writing prospectus may be used to offer and sell the Offered Notes only if accompanied by the prospectus. The Offered Notes represent an interest solely in the
Issuing Entity and do not represent interests in or obligations of the Sponsor, the Depositor, or any of their affiliates.
Payments on the Offered Notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in June 2006.

Offered Notes The table below sets forth the initial note balance and note rate of the notes offered hereby. The trust estate securing payments on the Series 2006-GP1 notes will hold a pool of first and second lien adjustable-rate home equity lines of credit. Credit enhancement for the Offered Notes will be provided in the form of excess interest, overcollateralization and a financial guaranty insurance policy issued by Financial Security Assurance Inc.

Class	Initial Note Principal Balance(1)	Note Rate	Assumed Final Payment Date
A	$356,814,000	One-Month LIBOR + ____% (2)(3)	February 25, 2031
______________________
(1) Approximate. Subject to a permitted variance of plus or minus 10% and the aggregate principal balance of the HELOCs as of the Cut-off Date.
(2) The note rate for the Class A Notes will be subject to the applicable Net WAC Rate as described in this prospectus supplement under “Description of the Securities-Note Rate.”
(3) After the optional redemption date, the margins applicable to the Class A Notes will increase by 100%.

The notes offered by this free writing prospectus will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Notes will be approximately ____% of their initial Note Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Notes or determined that this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Deutsche Bank Securities

Important notice about information in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Notes in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

•	this free writing prospectus, which describes the specific terms of this series of notes.

ACE Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS
RISK FACTORS
USE OF PROCEEDS
THE HELOC POOL
UNDERWRITING STANDARDS
YIELD ON THE NOTES
DESCRIPTION OF THE SECURITIES
THE NOTE INSURER
THE POLICY
THE ORIGINATOR
STATIC POOL INFORMATION
ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
SERVICING OF THE HELOCS
THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE CUSTODIAN
THE INDENTURE
THE OWNER TRUSTEE
THE CREDIT RISK MANAGER
SALE AND SERVICING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
SECONDARY MARKET
EXPERTS
LEGAL MATTERS
RATINGS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
LEGAL INVESTMENT
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS
AVAILABLE INFORMATION
REPORTS TO NOTEHOLDERS
INCORPORATION OF INFORMATION BY REFERENCE
ANNEX I

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a brief description of the important features of the notes offered by this free writing prospectus and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Notes, carefully read this entire free writing prospectus and the entire accompanying prospectus.

Issuing Entity	ACE Home Equity Loan Trust, Series 2006-GP1, a Delaware statutory trust. The issuing entity is sometimes referred to as the “Issuer” or the “trust”.

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series 2006-GP1 Asset Backed Securities.

Cut-off Date	May 15, 2006.

Statistical Cut-off Date	May 1, 2006.

Closing Date	On or about May 31, 2006.

Depositor	ACE Securities Corp., a Delaware corporation. See “The Depositor” in this free writing prospectus.

Originator	GreenPoint Mortgage Funding, Inc., a New York corporation. See “The Originator” in this free writing prospectus.

Sponsor	DB Structured Products, Inc., a Delaware corporation. See “The Sponsor” in this free writing prospectus.

Master Servicer	LaSalle Bank National Association, a national banking association. See “The Master Servicer, the Securities Administrator and the Custodian” in this free writing prospectus.

Servicer	GreenPoint Mortgage Funding, Inc. See “Servicing of the HELOCs” in this free writing prospectus.

Indenture Trustee	Deutsche Bank National Trust Company, a national banking association, will be the indenture trustee of the trust. See “The Indenture Trustee” in this free writing prospectus.

Owner Trustee	Wilmington Trust Company, a Delaware corporation. See “The Owner Trustee in this free writing prospectus.

Securities Administrator	LaSalle Bank National Association, a national banking association. See “The Master Servicer, the Securities Administrator and the Custodian” in this free writing prospectus.

Custodian	Wells Fargo Bank, National Association. See “The Master Servicer, The Securities Administrator and The Custodian” in this free writing prospectus.

Note Insurer	Financial Security Assurance Inc., a New York corporation. See “The Note Insurer” in this free writing prospectus.

Credit Risk Manager	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company). See “The Credit Risk Manager” in this free writing prospectus.

Payment Dates
Payments on the Offered Notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in June 2006. The final maturity date for the Offered Notes will be the Payment Date in February 2031.

Offered Notes
Only the notes listed on the cover of this free writing prospectus are being offered by this free writing prospectus. The Offered Notes will have the initial note principal balance and note rate set forth or described in the table appearing on the cover of this free writing prospectus.

Home Equity Lines of Credit

The Issuer will pledge to the Indenture Trustee the assets included in the trust estate to secure payments on the Offered Notes. The trust estate will contain first and second lien home equity lines of credit on residential real properties (the “HELOCs”). The aggregate principal balance of the HELOCs expected to be included in the trust estate is expected to be approximately $356,814,957, which is the aggregate principal balance of the HELOCs as of the Statistical Cut-off Date, plus additional draws funded after Statistical Cut-off Date and prior to the Closing Date, minus the sum of any principal prepayments collected after the Statistical Cut-off Date and prior to the Closing Date.

References to percentages of the HELOCs in this section are calculated based on the pool of HELOCs expected to be pledged to the Indenture Trustee on the closing date and the aggregate principal balance of such HELOCs as of May 1, 2006 (the “Statistical Cut-off Date”). It is possible that HELOCs will be added to, and certain HELOCs may be removed from, the pool between the date of this free writing prospectus and the closing date. Notwithstanding any such additions or removals, the characteristics of the HELOCs actually included in the trust estate on the closing date are not expected to differ materially from the characteristics described in this free writing prospectus.

All percentages and amounts with respect to the characteristics of the HELOCs shown in this free writing prospectus are subject to a permitted variance of plus or minus 10%.

The HELOCs have an aggregate principal balance of approximately $356,814,957 as of the Statistical Cut-off Date and have the following characteristics as of the Statistical Cut-off Date:

Number of HELOCs:	6,276
Aggregate principal balance:	$356,814,957
Average drawn balance:	$56,854
Average credit limit:	$69,523
Weighted average credit limit utilization rate: (1)	81.78%
Current weighted average coupon:	9.319%
Weighted average margin:	1.820%
Weighted average seasoning (months):	5
Weighted average remaining term to stated maturity (months):	196
Weighted average remaining draw term to stated maturity (months):	76
Weighted average combined current loan-to-value ratio:	87.14%
Weighted average credit score:	713
Lien position (%first/% junior):	0.47%/99.53%
---------------------------------------------
(1)  Weighted by credit limit amount.

The mortgage rate on each HELOC will adjust as described under “The HELOC Pool” in this free writing prospectus. See also “The HELOC Pool-The Index” in this free writing prospectus.

For additional information regarding the HELOCs, see “The HELOC Pool” in this free writing prospectus.

Removal and Substitution of a HELOC

The Indenture Trustee will acknowledge the receipt of the trust estate on the Closing Date. If the Indenture Trustee has actual knowledge that any HELOC is defective due to a breach of the representations and warranties with respect to that HELOC made in the transaction agreements, the Indenture Trustee will promptly notify the Sponsor and the Note Insurer of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of (i) notice from the Indenture Trustee of the defect or (ii) actual knowledge of such defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders or the Note Insurer in the related HELOC, the Sponsor will, in accordance with the terms of the sale and servicing agreement, within 90 days of the date of notice, either (i) repurchase such defective HELOC or (ii) provide the Indenture Trustee with a substitute HELOC (if within two years of the Closing Date); provided that, if such defect would cause the HELOC to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Notes and Certificates

Offered Notes. The Class A Notes are the only classes of notes offered by this free writing prospectus. The Class A Notes are referred to herein as the “Class A Notes” or the “Offered Notes”. The Class A Notes will have the characteristics shown in the table on the cover of this free writing prospectus and as described in this free writing prospectus.

The Note Rate on the Class A Notes is variable and will be calculated for each Payment Date as described below and under “Description of the Securities-Note Rate” in this free writing prospectus. The note rate on the Class A Notes is a rate per annum based on one-month LIBOR plus a spread, subject to a rate cap calculated based on the weighted average mortgage rate of the HELOCs, less the fee rates payable to the Servicer, the Master Servicer and the Credit Risk Manager (collectively, the “Administration Costs”) and the premium payable to the Note Insurer for providing the Policy and, commencing with the Payment Date in June 2007, one-twelfth of 0.50% of the aggregate principal balance of the HELOCs as of the first day of the related Collection Period. The initial spread relating to the Class A Notes is ____% per annum. The spread applicable to the Class A Notes is subject to increase as more fully described under “Description of the Securities-Note Rates” in this free writing prospectus.

The Class A Notes will be sold by the Depositor to Deutsche Bank Securities Inc. (the “Underwriter”) on the Closing Date.

The Class A Notes will be represented initially by one or more global notes registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined herein), in Europe and will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. See “Description of the Securities-Book-Entry Notes” in this free writing prospectus.

Certificates. In addition to the Class A Notes, the trust will also issue the Class G, Class CE, and Class R Certificates, referred to in this free writing prospectus as the “Certificates”. None of the Certificates are being offered hereby. Information provided herein with respect to the Certificates is provided for informational purposes only to facilitate an understanding of the Offered Notes.

Class G Certificates. The Class G Certificates will be delivered by the Depositor to the Servicer or an affiliate on the Closing Date. The Class G Certificates will have an initial certificate principal balance of $0, but such balance will increase from time to time by the amount of additional draws made by mortgagors on the HELOCs, to the extent such draws are not funded by receipts of principal on the HELOCs during the Managed Amortization Period (as defined herein). At such times that the certificate principal balance of the Class G Certificates exceeds $0, such balance will decrease by amounts distributed to the Class G Certificates on any Payment Date in reduction of the certificate principal balance thereof. A portion of the interest collections on the HELOCs will be distributed to the Class G Certificates concurrently with, and at the same priority as, interest on the Offered Notes. During the Managed Amortization Period, principal collections on the HELOCs will be distributed to the Class G Certificates either prior to the payment of principal to the Offered Notes or, if the balance of the Class G Certificates has reached a specified amount, concurrently with, and at the same priority as, principal on the Offered Notes. During the Rapid Amortization Period (as defined herein), principal collections on the HELOCs will be distributed to the Class G Certificates on a subordinate basis following payments of principal to the Offered Notes.

Class CE Certificates. The Class CE Certificates are not offered by this free writing prospectus. The Class CE Certificates will have an initial certificate principal balance of $957.

Residual Certificates. The Class R Certificates or Residual Certificates, which are not offered by this free writing prospectus, represent the residual interests in the trust.

The Class CE and Class R Certificates will be sold by the Depositor to the Underwriter on the Closing Date. The Class CE Certificates and Class R Certificates will not receive any payments on any Payment Date unless all required payments on the Class A Notes and Class G Certificates have been made and all required payments or reimbursements to the Note Insurer have been made.

Rapid Amortization Events; Trigger Events

The occurrence of a Rapid Amortization Event (as defined under “Description of the Securities-Glossary” herein) will have the effect of accelerating the amortization of the Offered Notes and affecting the weighted average lives of such notes. Following the occurrence of a Rapid Amortization Event, the Managed Amortization Period will end, additional draws will not be funded with principal collections on the HELOCs and all principal collected on the HELOCs, will be used first to make payments of principal on the Offered Notes.

The occurrence of a Trigger Event (as defined under “Description of the Notes-Glossary” herein) following the Stepdown Date will have the effect of accelerating the amortization of the Class A Notes and affecting the weighted average lives of such notes. The “Stepdown Date” will be the later of (x) the Payment Date occurring in December 2008 and (y) the first Payment Date on which the Credit Enhancement Percentage (as defined herein) is greater than or equal to a percentage ranging from 3.10% to 7.10%. See “Description of the Notes” herein.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Notes consists of excess interest, overcollateralization and a financial guaranty insurance policy each as described in this section and under “Description of the Securities-Credit Enhancement”, “—The Policy” and “-Overcollateralization Provisions” in this free writing prospectus.

Excess Interest. The HELOCs bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay the premium due the Note Insurer, to distribute monthly interest on the Offered Notes, to pay reimbursement amounts to the Note Insurer and to pay certain fees and expenses of the trust. Any excess interest from the HELOCs each month will be available to absorb realized losses on the HELOCs and to build, maintain or restore overcollateralization at required levels.

Overcollateralization. Initially, the aggregate principal balance of the HELOCs as of the Cut-off Date is expected to exceed the aggregate note balance of the Class A Notes and the certificate principal balance of the Class G Certificates on the Closing Date by $957. On each payment date on and after the payment date in October 2006, any excess interest on the HELOCs not used to cover current losses or previously unpaid losses, or reimburse the Note Insurer (with interest) for draws on the Policy will be paid as principal on the Class A Notes and Class G Certificates to reduce the aggregate note principal balance of the Class A Notes and the certificate principal balance of the Class G Certificates until the aggregate principal balance of the HELOCs exceeds the note principal balance of the Class A Notes and the certificate principal balance of the Class G Certificates by a specified amount, as described in this free writing prospectus. See “Description of the Securities-Overcollateralization Provisions” in this free writing prospectus.

The Policy. The Note Insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Offered Notes, which we refer to in this free writing prospectus as the “Policy”.

The Policy will irrevocably and unconditionally guarantee on each Payment Date to the Securities Administrator on behalf of the Indenture Trustee for the benefit of the holders of the Offered Notes the full and complete payment of the guaranteed payments consisting of (i) the receipt of interest on the Offered Notes at the note rate (without regard to any increase in the spread following the optional redemption date) (ii) the receipt of principal on the Offered Notes sufficient to eliminate any undercollateralization of the Offered Notes by the aggregate principal balance of the loans (in the event that excess interest and overcollateralization are insufficient to absorb realized losses on the loans) and (iii) on the final maturity date, the receipt of any outstanding note principal balance of the Offered Notes remaining unpaid after taking into account all other payments on such Payment Date.

The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the Class A Notes. The Policy will not cover payment of net wac rate carryover amounts, prepayment interest shortfalls, or shortfalls resulting from the application of the Servicemembers Civil Relief Act.

The Policy will guarantee the payment of the outstanding note principal balance of the Class A Notes on the scheduled final maturity date (after giving effect to all other amounts payable and allocable to principal on such Payment Date).

In the absence of payments under the Policy, noteholders will directly bear the credit and other risks associated with their notes. See “The Policy” in this free writing prospectus.

Allocation of Losses. If, on any Payment Date, there is not sufficient excess interest or overcollateralization (represented by the Class CE Certificates) to absorb realized losses on the HELOCs as described under “Description of the Securities—Overcollateralization Provisions” in this free writing prospectus, then realized losses on the HELOCs will be allocated to the Class A Notes and Class G Certificates on a pro rata basis, until the note principal balance or certificate principal balance thereof, as applicable, has been reduced to zero. However, on each Payment Date, the Note Insurer, in accordance with the terms of the Policy, will be required to make a payment in respect of principal to the holders of the Class A Notes in an amount equal to such realized losses allocated to the Class A Notes on such Payment Date. See “Description of the Securities —Allocation of Losses” in this prospectus supplement.

Servicing Fee

The amount of the annual servicing fee that will be paid to the Servicer will be, with respect to each HELOC and for a period of one full month, equal to one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such HELOC. Such fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such HELOC is computed. The obligation to pay the servicing fee will be limited to, and the servicing fee will be payable from the interest portion of such monthly payments collected; provided, however, that accrued and unpaid servicing fees applicable to liquidated HELOCs may be payable out of amounts on deposit in the collection account as further described in the sale and servicing agreement.

Master Servicing Fee

The amount of the annual master servicing fee that will be paid to the Master Servicer will be, with respect to each HELOC, and for a period of one full month, equal to one-twelfth of the product of (a) 0.0225% and (b) the outstanding principal balance of such HELOC. Such fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such HELOC is computed. The obligation to pay the master servicing fee will be limited to, and the master servicing fee will be payable from, the interest portion of such monthly payments collected. The Securities Administrator and the Indenture Trustee will be paid by the Master Servicer pursuant to a separate agreement with the Master Servicer.

Credit Risk Manager Fee

The amount of the annual fee payable to the Credit Risk Manager will be, with respect to each HELOC and for a period of one full month, equal to one-twelfth of the product of (a) 0.009% and (b) the outstanding principal balance of such HELOC. Such fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such HELOC is computed. The obligation to pay the credit risk manager fee will be limited to, and the credit risk manager fee will be payable from, the interest portion of such monthly payments collected.

Optional Redemption

At its option and subject to certain conditions (including the consent of the Note Insurer if the exercise of such option would cause a claim under the Policy or amounts would remain unreimbursed after such optional redemption), the Master Servicer may purchase all of the HELOCs in the trust estate, together with any properties in respect of the HELOCs acquired on behalf of the trust, and thereby effect termination and early retirement of the Class A Notes and the Certificates, after the aggregate principal balance of the HELOCs and properties acquired in respect of the HELOCs, remaining in the trust estate as of the last day of the related collection period has been reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date. If the Master Servicer fails to exercise such option the Note Insurer may do so. See “Sale and Servicing Agreement—Optional Redemption” in this free writing prospectus and“Description of the Securities—Termination” in the prospectus.

Federal Income Tax Consequences

Multiple elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes. See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Notes, see “Federal Income Tax Consequences” in this free writing prospectus and“Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the notes that the Offered Notes receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Offered Notes	S&P	Moody’s
Class A	AAA	Aaa

A security rating does not address the frequency of prepayments on the HELOCs or the corresponding effect on yield to investors. In addition, the rating does not address the likelihood of receipt of any net WAC rate carryover amounts.

The ratings of the Offered Notes assigned by the rating agencies depend primarily upon the creditworthiness of the Note Insurer. See “Yield on the Notes” and “Ratings” in this free writing prospectus and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). See “Legal Investment” in this free writing prospectus and in the prospectus.

Considerations for Benefit Plan Investors

The Offered Notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the Offered Notes. See “Considerations for Benefit Plan Investors” in this free writing prospectus and “ERISA Considerations” in the prospectus.

RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the notes.

The underwriting standards for home equity line of credit loans are more sensitive to risks relating to mortgagor credit-worthiness and less sensitive to risks relating to collateral value compared to other home loans.

The underwriting standards under which the HELOCs were underwritten are analogous to credit lending, rather than mortgage lending, since underwriting decisions were based primarily on the mortgagor’s credit history and capacity to repay rather than on the value of the collateral. See “The Originator; Underwriting Guidelines” in this free writing prospectus. Because of the relatively high combined loan-to-value ratios of the majority of the HELOCs, which increases the likelihood that the value of the mortgaged property would not be sufficient to satisfy the HELOC upon foreclosure unless the value of the mortgaged property increases, and the fact that the HELOCs are primarily secured by junior liens, losses on the HELOCs will likely be higher than on similar home equity line of credit loans secured by first liens.

HELOCs with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.

Approximately 80.82% of the HELOCs, by aggregate principal balance as of the Statistical Cut-off Date, had a combined current loan-to-value ratio at origination in excess of 80%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the HELOC was originated. If there is a reduction in the value of the mortgaged property, the combined current loan-to-value ratio may increase over what it was at the time the HELOC was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the HELOC, and any losses to the extent not covered by the credit enhancement may adversely affect the yield to maturity of your notes. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the HELOCs. There can be no assurance that the combined current loan-to-value ratio of any HELOC determined at any time after origination will be less than or equal to its combined loan-to-value ratio at origination.

Developments in specified states could have a disproportionate effect on the HELOCs due to the geographic concentration of the mortgaged properties.

Approximately 57.10%, 6.10% and 4.56% of the HELOCs by aggregate principal balance as of the Statistical Cut-off Date, are secured by mortgaged properties located in the State of California, New York and Florida, respectively. Approximately 0.46% of the aggregate principal balance of the HELOCs as of the Statistical Cut-off Date, are located in a single California zip code, which is the largest concentration of HELOCs in a single zip code. If the residential real estate market in those states should experience an overall decline in property values after the dates of origination of the HELOCs, the rates of delinquencies, foreclosures, bankruptcies and losses on the HELOCs may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in California and Florida may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

Second Lien HELOC Risk.

Approximately 99.53% of the HELOCs are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of these HELOCs only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire balance of such HELOC as a bad debt. The foregoing considerations will be particularly applicable to HELOCs secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such HELOCs. The rate of default of second lien HELOCs may be greater than that of home equity lines of credit secured by first liens on comparable properties.

Some of the HELOCs are delinquent

Approximately 0.45% of the HELOCs, by aggregate principal balance of the HELOCs as of the Statistical Cut-off Date), were 30 days or more but less than 60 days delinquent in their monthly payments as of the Statistical Cut-off Date. None of the HELOCs as of the Statistical Cut-off Date were 60 or more days delinquent. As a result, the loan pool may bear more risk than a pool of home equity lines of credit without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent HELOC will not ever become current or, if it does become current, that the borrower may become delinquent again.

For historical delinquency data concerning the HELOCs see “The HELOC Pool —Historical Delinquency and Loss Information” herein.

Shorter Amortization Period for HELOCs.

Substantially all of the HELOCs require no principal payments during the first five or fifteen years following origination, and all of the HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. Home equity lines of credit with terms like these pose a special payment risk because the mortgagor must start making substantially higher monthly payments at the start of the repayment period. If the mortgagor is unable to make such increased payments, the mortgagor may default. You may suffer a loss if the collateral for such HELOC, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss.

The Servicer may change the terms of the HELOCs in accordance with the terms of the Sale and Servicing Agreement.

The Servicer may waive, modify or vary any term of any HELOC or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is in accordance with the servicing standard set forth in the sale and servicing agreement and would not cause any REMIC elected with respect to any portion of the trust to fail to qualify as a REMIC; provided, however, that the Servicer will not permit any modification with respect to any HELOC that would change the mortgage rate except as provided in the related loan documents, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal balance or the credit limit (except with the mortgagor’s consent or in connection with the Servicer’s permitted allowance of certain loans having a senior lien priority to the related HELOC and except for actual payments of principal), increase the credit limit or extend the draw period or final maturity date on such HELOC.

Conflicts of Interest between the Servicer and the Trust

The Servicer or an affiliate will initially own the Class G Certificates, and GreenPoint Mortgage Funding, Inc. will be required to fund Additional Balance Advance Amounts (as defined in this free writing prospectus). The timing and nature of default management activities with respect to the HELOCs will be under the control of the Servicer, subject to the terms of the sale and servicing agreement, and may affect the weighted average lives and yields of the Offered Notes. You should consider that the timing and nature of default management activities may not be in the best interests of all classes of securities backed by the HELOCs and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

The Offered Notes will be limited obligations solely of the Issuing Entity and not of any other party.

The Offered Notes will not represent an interest in or obligation of the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Originator, the Indenture Trustee, the Owner Trustee or any of their respective affiliates. Neither the Offered Notes nor the underlying HELOCs will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Originator, the Indenture Trustee, the Owner Trustee or any of their respective affiliates. Proceeds of the assets included in the trust and payments made under the Policy will be the sole source of payments on the Offered Notes, and there will be no recourse to the Depositor, the Servicer, the Originator, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Owner Trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Notes.

The difference between the note rate on the Class A Notes and the mortgage rates on the HELOCs may result in interest shortfalls on the notes.

The yield to maturity on the Class A Notes may be affected by the resetting of the mortgage rates of the HELOCs included in the HELOC pool on their related adjustment dates. In addition, because the mortgage rates for the HELOCs adjust based on the prime rate plus a fixed percentage amount, such rates could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such HELOCs after their adjustments. Finally, the mortgage rates on the HELOCs are based on the prime rate while the note rate on the Class A Notes is based on one-month LIBOR. Consequently, the application to such notes of the rate cap, which is generally equal to the weighted average coupon on the HELOCs, net of certain fees of the trust, including amounts payable to the Note Insurer, could adversely affect the yield to maturity on such notes. In addition, the rate cap will decrease if HELOCs with relatively high mortgage rates prepay at a faster rate than HELOCs with relatively low mortgage rates.

If the note rate on the Class A Notes is limited for any Payment Date, the resulting interest shortfalls may be recovered by the holders of these notes on the same Payment Date or on future Payment Dates to the extent that on such Payment Date or future Payment Dates there are available funds remaining after certain other payments on the Offered Notes and the payment of certain fees and expenses of the trust, including amounts payable to the Note Insurer. The Policy will not cover any such interest shortfalls resulting from the application of such rate cap. The ratings on the Offered Notes will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Notes from amounts collected on the HELOCs. See “Yield on the Notes—Special Yield Considerations” in this prospectus supplement.

Delays in payment on your notes may result from delinquent HELOCs because the Servicer is not required to advance delinquent principal or interest on the HELOCs.

The Servicer is not obligated to advance scheduled monthly payments of principal and interest on HELOCs that are delinquent or in default. As a result, a regular stream of payments from the HELOCs that become delinquent or go into default will not be available to the trust with which to make payments to securityholders. Delinquencies and defaults on HELOCs are generally expected to occur with greater frequency in their early years.

The rate of delinquency and default of home equity line of credit loans may be greater than that of other types of mortgage loans and the rate of delinquency and default of junior lien loans may be greater than that of loans secured by first liens on comparable properties.

Funding of Additional Balances and distributions on the Class G Certificates.

Any Additional Balances of the HELOCs will be funded by principal collections on the HELOCs during each collection period that falls within the Managed Amortization Period, and such principal collections will not be available to the trust to make distributions and payments to securityholders. In the event that draws on the HELOCs during a particular collection period during the Managed Amortization Period are greater than principal collections on the HELOCs for such collection period, GreenPoint Mortgage Funding, Inc. will fund the difference, and the amount funded will be added to the certificate principal balance of the Class G Certificates. As a result, a high rate of draws on the HELOCs during any collection period during the Managed Amortization Period could result in no funds or substantially reduced funds available to make principal payments to the holders of the Offered Notes. A portion of the interest collections on the HELOCs will be distributed to the Class G Certificates concurrently with, and at the same priority as, interest on the Offered Notes. During the Managed Amortization Period, principal collections on the HELOCs will be distributed to the Class G Certificates either prior to the payment of principal to the Offered Notes or, if the balance of the Class G Certificates has reached a specified amount, concurrently with, and at the same priority as, principal on the Offered Notes. During the Rapid Amortization Period (as defined herein), principal collections on the HELOCs will be distributed to the Class G Certificates on a subordinate basis following payments of principal to the Offered Notes. Therefore, a high rate of draws on the HELOCs during any collection period during the Managed Amortization Period could dilute any overcollateralization created to protect the holders of the Offered Notes.

After the Managed Amortization Period, the entire amount of any draws on the HELOCs will be funded by GreenPoint Mortgage Funding, Inc.

The rate and timing of principal payments on the Class A Notes will be affected by prepayment speeds and by the priority of payment on such notes.

The rate and timing of payments allocable to principal on the Class A Notes will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the HELOCs and the allocation thereof to pay principal on such notes as described in “Description of the Securities—Principal Payments on the Offered Securities” in this free writing prospectus. As is the case with mortgage backed securities generally, the Offered Notes are subject to substantial inherent cash-flow uncertainties because the HELOCs may be prepaid at any time. See “The HELOC Pool” in this free writing prospectus.

Generally, when prevailing interest rates are increasing, prepayment rates on home equity lines of credit tend to decrease; a decrease in the prepayment rates on the HELOCs will result in a reduced rate of return of principal to investors in the Class A Notes at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the HELOCs will result in a greater rate of return of principal to investors in the Class A Notes at a time when reinvestment at comparable yields may not be possible.

Payments of principal will be made to the holders of the Class A Notes as described in this free writing prospectus. The timing of commencement of principal payments and the weighted average life of the Class A Notes will be affected by the rates of prepayment on the HELOCs. For further information regarding the effect of principal prepayments on the weighted average lives of the Class A Notes, see “Yield on the Notes” in this free writing prospectus, including the table entitled “Percent of Initial Note Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption.”

The yield to maturity on the Offered Notes will depend on a variety of factors.

The yield to maturity on the Offered Notes will depend on:

•	the applicable note rate thereon;

•	the applicable purchase price;

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the note principal balance of the Offered Notes;

•
the rate, timing and severity of realized losses on the HELOCs, adjustments to the mortgage rates on the HELOCs included in the HELOC pool, the amount of excess interest generated by the HELOCs and the allocation to the Offered Notes of certain interest shortfalls;

•
Each HELOC has a draw period that generally lasts for the first five or fifteen years, and substantially all have a repayment term for the remaining years of the term (as more fully described in this free writing prospectus). No principal is due during the draw period although a mortgagor may voluntarily make a principal payment. Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of mortgagors. As a result there may be limited collections available to make payments and holders of the Offered Notes may receive payments of principal more slowly than anticipated;

•
Approximately 70.22% of the HELOCs, by aggregate principal balance as of the Statistical Cut-off Date, require the mortgagor to pay a termination fee in connection with certain terminations of the HELOC for three years after the HELOC was originated. A termination fee may or may not discourage a mortgagor from prepaying outstanding borrowings under the HELOC during the applicable period;

•
The rate of draws by mortgagors of Additional Balances (defined in this free writing prospectus) on the HELOCs will have an effect on the degree to which prepayments on the HELOCs will be allocated to payments in reduction of the note principal balances of the Offered Notes. During the Managed Amortization Period (defined in this free writing prospectus), principal payments, including prepayments and other unscheduled collections on the HELOCs, will be allocated first to the funding of Additional Balances before being allocated to principal payments on the securities. With respect to any given collection period during the Managed Amortization Period, a high rate of draws by mortgagors of Additional Balances on the HELOCs may reduce or eliminate the portion of principal payments on the HELOCs that is allocated to payments in reduction of the note principal balances of the Offered Notes;

•
In general, if the Offered Notes are purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Notes are purchased at a discount and principal payments thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed; and.

•
The proceeds to the Depositor from the sale of the Offered Notes were determined based on a number of assumptions including a prepayment assumption of 40% CPR and an annualized draw rate of 15% as described in this free writing prospectus under “Yield on the Notes” and weighted average lives corresponding thereto. No representation is made that the HELOCs will prepay at such rate or at any other rate. The yield assumptions for the Offered Notes will vary as determined at the time of sale.

Violation of consumer protection laws may result in losses on the HELOCs and your notes.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs.

The HELOCs are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the HELOCs;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•	the Depository Institutions Deregulation and Monetary Control Act of 1980 which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the related HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the Originator to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the HELOCs and restrict the Servicer’s ability to foreclose in response to mortgagor defaults. The failure of the Originator to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the HELOCs against the trust and/or limit the Servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related home equity loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a home equity loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a HELOC included in the trust estate does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Sponsor or the Originator will be required to purchase that HELOC from the trust estate.

The Sponsor and the Originator will represent that, as of the Closing Date, each HELOC is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Sponsor or the Originator will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in the prospectus. If the Sponsor or the Originator is unable or otherwise fails to satisfy such obligations, the yield on the Offered Notes may be materially and adversely affected. In addition, the Sponsor and the Originator will represent that, as of the Closing Date, no HELOC will be a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law.

Your payments could be adversely affected by the bankruptcy or insolvency of certain parties.

The Sponsor will treat the transfer of the HELOCs to the Depositor as a sale of the HELOCs. However, if the Sponsor becomes bankrupt, the trustee in bankruptcy may argue that the HELOCs were not sold but were only pledged to secure a loan to the Sponsor. If that argument is made, you could experience delays or reductions in payments on the notes. If that argument is successful, the bankruptcy trustee could elect to sell the HELOCs and pay down the Offered Notes early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the Servicer or the Master Servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or a successor master servicer, as applicable. Any related delays in servicing or master servicing could result in increased delinquencies or losses on the HELOCs.

Interest generated by the HELOCs may be insufficient to build, maintain or restore overcollateralization.

The HELOCs are expected to generate more interest than is needed to pay interest owed on the Offered Notes, to make a distribution to the Class G Certificates and to pay certain fees and expenses of the trust, including amounts payable to the Note Insurer. Any remaining interest generated by the HELOCs will then be used to absorb losses that occur on the HELOCs. After these financial obligations of the trust are covered, available excess interest generated by the HELOCs will be used to build, maintain or restore the overcollateralization. We cannot assure you, however, that enough excess interest will be generated to build, maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the HELOCs will generate:

•
Every time a HELOC is prepaid in full, excess interest may be reduced because such HELOC will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a HELOC is liquidated, charged off or written off, excess interest may be reduced because such HELOC will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the HELOCs are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required payments on the Offered Notes.

•
The HELOCs have mortgage rates that adjust on the basis of an index that is different from, the index used to determine the note rate on the Offered Notes. As a result, the note rate on the Offered Notes may increase relative to mortgage rates on the HELOCs, requiring that a greater portion of the interest generated by the HELOCs be applied to cover interest on the Offered Notes.

Interest payments on the HELOCs may be insufficient to pay interest on your notes.

When a HELOC is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Payment Date. The Servicer will not be required to cover shortfalls in interest collections due to prepayments. If the credit enhancement is insufficient to cover this shortfall, you may incur a loss. In addition, the Servicer will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Payment Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls will be allocated, first, to the Class CE Certificates and second to the Class A Notes and Class G Certificates based on each class’ allocable shares of the interest collection amount for such Payment Date before such reduction. The holders of the Offered Notes will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Securities—Overcollateralization Provisions” in this free writing prospectus. If these shortfalls are allocated to the Offered Notes the amount of interest paid to the Offered Notes will be reduced, adversely affecting the yield on your investment. The Policy issued in connection with the Class A Notes will not cover such prepayment interest shortfalls or shortfalls resulting from the application of the Relief Act.

The liquidity of your notes may be limited.

The Underwriter has no obligation to make a secondary market in the classes of Offered Notes. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your Offered Notes readily or at prices that will enable you to realize your desired yield. The market values of the Offered Notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your notes could be reduced by shortfalls due to the application of the Relief Act.

The Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the Master Servicer nor the Servicer will be able to collect the amount of interest which otherwise would be payable with respect to such HELOC if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the Servicer and, therefore, will reduce the amount available to pay interest to the noteholders on subsequent Payment Dates. We do not know how many HELOCs in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law. The Policy issued in connection with the Class A Notes will not cover such shortfalls.

Possible reduction or withdrawal of ratings on the Offered Notes.

Each rating agency rating the Offered Notes may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Notes, the liquidity and market value of the affected notes is likely to be reduced.

Suitability of the Offered Notes as investments.

The Offered Notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. See “The HELOC Pool—Underwriting Standards” in this free writing prospectus.

All capitalized terms used in this free writing prospectus will have the meanings assigned to them under “Description of the Securities—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

DB Structured Products, Inc. (the “Sponsor”), will sell the HELOCs to ACE Securities Corp. (the “Depositor”), the Depositor will sell the HELOCs to ACE Home Equity Loan Trust, Series 2006-GP1 (the “Issuer”) in exchange for and concurrently with the delivery of the Offered Notes and the Certificates, and the Issuer will pledge the HELOCs to the Indenture Trustee in exchange for and concurrently with the delivery of the Offered Notes. Net proceeds from the sale of the Offered Notes will be applied by the Depositor to the purchase of the HELOCs from the Sponsor. Such net proceeds together with the Certificates (which are not offered by this free writing prospectus) will represent the purchase price to be paid by the Depositor to the Sponsor for the HELOCs. The HELOCs were previously purchased by the Sponsor directly from the Originator.

THE HELOC POOL

General

All percentages and amounts with respect to the characteristics of the HELOCS shown in this free writing prospectus are subject to a permitted variance of plus or minus 10%.

Each home equity line of credit loan in the pool (“HELOC Pool”) will have been originated under loan agreements and disclosure statements (the “Credit Line Agreements”) and will be secured by one- to four-family, first lien and second lien, adjustable-rate home equity lines of credit (“HELOCs”) on residential real properties (the “Mortgaged Properties”).

References to percentages of the HELOCs in this section are calculated based on the pool of HELOCs expected to be pledged to the Indenture Trustee on the closing date and the aggregate principal balance of such HELOCs as of May 1, 2006 (the “Statistical Cut-off Date”). It is possible that HELOCs will be added to, and certain HELOCs may be removed from, the pool between the date of this free writing prospectus and the closing date. Notwithstanding any such additions or removals, the characteristics of the HELOCs actually included in the trust estate on the closing date are not expected to differ materially from the characteristics described in this free writing prospectus. The aggregate principal balance of the HELOCs expected to be included in the trust estate is expected to be approximately $356,814,957, which is the aggregate principal balance of the HELOCs as of the Statistical Cut-off Date, plus additional draws funded after the Statistical Cut-off Date and prior to the Closing Date, minus the sum of any principal prepayments collected after the Statistical Cut-off Date and prior to the Closing Date.

Approximately 0.47% of the HELOCs, by aggregate principal balance as of the Statistical Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties (“First Liens”). Approximately 99.53% of the HELOCs, by aggregate principal balance as of the Statistical Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties (“Second Liens”). The Mortgaged Properties generally consist of attached, detached or semi detached, one-to-four family dwelling units, individual condominium units and individual units in planned unit developments. References to percentages of the HELOCs, unless otherwise noted, are calculated based on the aggregate principal balance of the HELOCs as of the Statistical Cut-off Date.

Each HELOC will accrue interest at the adjustable-rate calculated as specified under the terms of the related mortgage note, as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments, referred to herein as a “Mortgage Rate”, based on an index plus a gross margin, subject to a lifetime maximum and minimum mortgage rate. Interest on each HELOC is calculated based on the average daily principal balance of such HELOC outstanding during the billing cycle. The billing cycle for each HELOC is the calendar month preceding the Due Date. The Mortgage Rate on each HELOC is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. In connection with each Mortgage Rate adjustment, the HELOCs have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). The “Index” on the HELOCs is a variable per annum rate based on the Prime Rate published in the Money Rates table of the Wall Street Journal. As to each HELOC, the Servicer will be responsible for calculating and implementing Mortgage Rate adjustments. On each Adjustment Date, the Mortgage Rate on each HELOC will be adjusted generally to equal the sum of the Index and a fixed percentage amount (the “Gross Margin”) for that HELOC specified in the related mortgage note or the applicable Credit Line Agreement. The Mortgage Rate on each HELOC, however, will not exceed a specified maximum mortgage rate (the “Maximum Mortgage Rate”) over the life of the HELOC or be less than a specified minimum mortgage rate (the “Minimum Mortgage Rate”) over the life of the HELOC. Effective with the first monthly payment due on each HELOC after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related HELOC over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Maximum Mortgage Rates, the Mortgage Rate on each HELOC, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this free writing prospectus, and the related Gross Margin. See “—The Index” in this free writing prospectus. None of the HELOCs permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

The HELOCs will consist of loans having terms to maturity of 15 to 25 years from origination. The HELOCs will have an initial five or fifteen-year period (each a “Draw Period”), during which the related mortgagor may make cash withdrawals against the related home equity line. The HELOCs will have a repayment period from the end of the related Draw Period to the maturity date thereof, during which the balance of the HELOC as of the end of the Draw Period is repaid. With respect to approximately 70.22% of the HELOCs, the related mortgagor is subject to a termination fee in connection with certain loan terminations within three years of origination. A mortgagor may access a credit line at any time during the draw period by writing a check or using a credit card, subject to applicable law.

Substantially all of the HELOCs have scheduled monthly payments due on the fifteenth day of the month (with respect to each HELOC, the “Due Date”).

A mortgagor’s right to make draws during the draw period may be suspended, or the credit limit of the related HELOC may be reduced, for cause under a number of circumstances, including, but not limited to, (i) a material and adverse change in such mortgagor’s financial circumstances; (ii) a decline in the value of the related mortgaged property significantly below the appraised value thereof at origination of such HELOC; or (iii) a payment default by such mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn amounts. The Servicer will not have any obligation to investigate whether any such circumstances have transpired, and may have no knowledge thereof. As such, there can be no assurance that any mortgagor’s ability to make draws will be suspended or reduced in the event that any of the foregoing circumstances occur. In the event of a default under a HELOC, the HELOC may be suspended, or the credit limit of the HELOC may be reduced, or the HELOC may be terminated and declared immediately due and payable in full. For such purpose, a default includes, but is not limited to, (i) the related mortgagor’s failure to make any payment as required; (ii) any action or inaction by such mortgagor that adversely affects the related mortgaged property or the mortgagee’s rights therein; or (iii) fraud or material misrepresentation by such mortgagor in connection with such HELOC.

With respect to each HELOC, (i) the “finance charge” for any Collection Period will be an amount equal to the aggregate of, as calculated for each day in such Collection Period, the then applicable mortgage interest rate divided by 365, and multiplied by the average daily Principal Balance of such HELOC (provided that with respect to certain HELOCs, the “finance charge” is calculated pursuant to a daily simple interest method or some other method) and (ii) the “Account Balance” on any day generally will be the aggregate unpaid principal balance outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any, and any unpaid finance charges due, plus the aggregate of all draws funded on such day, minus the aggregate of all payments and credits applied to the repayment of any such draws on such day. Generally, payments made by or on behalf of the mortgagor will be applied to any unpaid finance charges, fees and late charges, if any, due thereon, prior to application to any unpaid Principal Balance outstanding. No proceeds of the from any mortgage loans were used by the related mortgagors to finance single-premium credit insurance policies.

The proceeds of the HELOCs generally were used by the related mortgagors for:

•	debt consolidation;

•	home improvement;

•	the partial refinancing of the related mortgaged property;

•	provision of a limited amount of cash to the mortgagor; or

•	a combination of any of the above.

The HELOCs were underwritten as described under “—Underwriting Standards.”

Historical Delinquency and Loss Information

As of the Statistical Cut-off Date none of the HELOCs are more than 60 days delinquent and The following table sets forth the historical delinquency experience of the HELOCs. The historical delinquency information is based on the delinquency of each HELOC either (i) during the period from the date the first monthly payment was due on such HELOC to the Statistical Cut-off Date or (ii) during the twelve month period prior to the Statistical Cut-off Date, which ever is less. With respect to item (ii) above, the Sponsor and the Depositor are unable to provide the delinquency information as of origination of such HELOCs without unreasonable effort or expense because neither the Sponsor nor the Depositor was the owner of the HELOCs prior to the date such HELOCs were purchased by the Sponsor, the prior owner of such HELOCs is not affiliated with the Sponsor or the Depositor and the owner was not the servicer of such HELOCs and therefore, was not in a position to track or monitor the delinquency status of such HELOCs.

Historical Delinquency

Historical Delinquency	Number of HELOCs	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance
Never Delinquent	6,034	$343,114,628	96.16%
30 Days Delinquent	240	13,631,413	3.82
60+ Days Delinquent	2	68,916	0.02
Total:	6,276	$356,814,957	100.00%

A HELOC will be “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such HELOC. A HELOC is “30 days Delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent.”

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The HELOC Pool—Underwriting Standards” and “The Sponsor” in this free writing prospectus.

HELOC Characteristics

The average principal balance of the HELOCs at origination was approximately $57,811. No HELOC had a principal balance at origination greater than approximately $476,000 or less than approximately $0. The average principal balance of the HELOCs as of the Statistical Cut-off Date was approximately $56,854. No HELOC had a principal balance as of the Statistical Cut-off Date greater than approximately $473,152 or less than approximately $0.

The HELOCs had Mortgage Rates as of the Statistical Cut-off Date ranging from approximately 4.750% per annum to approximately 12.750% per annum, and the weighted average Mortgage Rate was approximately 9.319% per annum.

The weighted average combined current loan-to-value ratio of the HELOCs was approximately 87.14%. No HELOC had a combined current loan-to-value ratio greater than approximately 100.00% or less than approximately 5.86%.

The weighted average remaining term to stated maturity of the HELOCs was approximately 196 months as of the Statistical Cut-off Date. None of the HELOCs will have a first due date prior to March 15, 2004 or after February 25, 2006 or will have a remaining term to stated maturity of less than 153 months or greater than 296 months as of the Statistical Cut-off Date. The latest maturity date of any HELOC is January 25, 2031.

As of the Statistical Cut-off Date, the weighted average FICO Score for the HELOCs that were scored is approximately 713. No HELOC which was scored had a FICO Score as of the Statistical Cut-off Date greater than 817 or less than 606.

As of the Statistical Cut-off Date, the HELOCs had gross margins ranging from approximately 0.000% per annum to approximately 5.250% per annum, Maximum Loan Rates ranging from approximately 12.000% per annum to approximately 18.000% per annum and Minimum Loan Rates ranging from 3.000% per annum to approximately 12.250% per annum. As of the Statistical Cut-off Date, the weighted average gross margin was approximately 1.820% per annum, the weighted average Maximum Loan Rate was approximately 17.972% per annum and the weighted average Minimum Loan Rate was approximately 7.727% per annum.

As of the Statistical Cut-off Date, the HELOCs had Credit Limit Utilization Rates ranging from approximately 0.00% to 100.00% and the weighted average Credit Limit Utilization Rate (weighted based on the Credit Limit of the HELOCs) of the HELOCs was approximately 81.78%. The “Credit Limit Utilization Rate” is determined by dividing the principal balance of a HELOC as of the Statistical Cut-off Date by the Credit Limit of the related HELOC. The “Credit Limit” with respect to a HELOC is the maximum dollar amount of draws permitted to be made thereunder at any one time by the related mortgagor.

As of the Statistical Cut-off Date, the HELOCs had remaining Draw Periods ranging from approximately 33 months to approximately 176 months and the weighted average remaining Draw Period was approximately 76 months.

The weighted average Combined Limit LTV for the HELOCs was approximately 88.11%. With respect to each HELOC, the “Combined Limit LTV” is the Credit Limit of such HELOC divided by the lesser of (i) the appraised value and (ii) the sale price, in each case, with respect to any loan senior to such HELOC.

The HELOCs had the following additional characteristics as of the Statistical Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Collateral Type of the HELOCs

Collateral Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
ARM-1 Month IO/5 Year Draw/10 Year Repay	5,315	$294,832,081	82.63%
ARM-1 Month IO/15 Year Draw/10 Year Repay	961	61,982,876	17.37
Total:	6,276	$356,814,957	100.00%

Limit Principal Balances of the HELOCs

Limit Principal Balance ($)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
0.01 -20,000.00	567	$7,767,596	2.18%
20,000.01 -40,000.00	1,587	43,794,448	12.27
40,000.01 -60,000.00	1,432	62,223,893	17.44
60,000.01 -80,000.00	845	50,861,642	14.25
80,000.01 -100,000.00	737	54,890,060	15.38
100,000.01 -120,000.00	268	24,440,760	6.85
120,000.01 -140,000.00	215	23,627,666	6.62
140,000.01 -160,000.00	187	22,815,904	6.39
160,000.01 -180,000.00	75	10,142,891	2.84
180,000.01 -200,000.00	255	33,224,041	9.31
200,000.01 -220,000.00	11	1,937,272	0.54
220,000.01 -240,000.00	6	908,631	0.25
240,000.01 -260,000.00	31	5,337,592	1.50
260,000.01 -280,000.00	10	2,390,493	0.67
280,000.01 -300,000.00	28	6,445,566	1.81
300,000.01 -320,000.00	3	894,004	0.25
320,000.01 -340,000.00	1	323,000	0.09
340,000.01 -360,000.00	6	1,444,001	0.40
360,000.01 -380,000.00	1	377,200	0.11
380,000.01 -400,000.00	4	1,105,853	0.31
400,000.01 -420,000.00	1	409,406	0.11
460,000.01 -480,000.00	1	456,362	0.13
480,000.01 -500,000.00	5	996,676	0.28
Total:	6,276	$356,814,957	100.00%

Principal Balances of the HELOCs as of the Statistical Cut-off Date

Principal Balance as of the Statistical Cut-off Date ($)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
0.00	408	$0	0.00%
0.01 - 50,000.00	3,094	90,382,595	25.33
50,000.01 - 100,000.00	1,944	138,564,547	38.83
100,000.01 - 150,000.00	512	63,254,586	17.73
150,000.01 - 200,000.00	244	43,920,367	12.31
200,000.01 - 250,000.00	31	7,214,333	2.02
250,000.01 - 300,000.00	28	7,930,763	2.22
300,000.01 - 350,000.00	7	2,265,435	0.63
350,000.01 - 400,000.00	4	1,531,059	0.43
400,000.01 - 450,000.00	2	821,759	0.23
450,000.01 - 500,000.00	2	929,513	0.26
Total:	6,276	$356,814,957	100.00%

Utilization Rate of the HELOCs as of the Statistical Cut-off Date

Utilization Rate (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
0.00	413	$6	0.00%
0.01 - 5.00	85	123,320	0.03
5.01 -10.00	30	253,195	0.07
10.01 -15.00	22	305,905	0.09
15.01 -20.00	32	641,337	0.18
20.01 -25.00	39	950,002	0.27
25.01 -30.00	45	1,162,870	0.33
30.01 -35.00	36	974,604	0.27
35.01 -40.00	42	1,498,733	0.42
40.01 -45.00	34	1,647,223	0.46
45.01 -50.00	32	1,432,764	0.40
50.01 -55.00	50	2,553,603	0.72
55.01 -60.00	54	3,070,766	0.86
60.01 -65.00	55	3,746,895	1.05
65.01 -70.00	62	4,117,816	1.15
70.01 -75.00	62	4,093,109	1.15
75.01 -80.00	59	5,062,766	1.42
80.01 -85.00	63	5,345,136	1.50
85.01 -90.00	83	7,712,372	2.16
90.01 -95.00	119	8,736,674	2.45
95.01 -100.00	4,859	303,385,861	85.03
Total:	6,276	$356,814,957	100.00%

Geographic Distribution of the Mortgaged Properties of the HELOCs

Location	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
California	2,875	$203,731,782	57.10%
New York	324	21,772,302	6.10
Florida	423	16,280,837	4.56
Arizona	317	13,701,978	3.84
Virginia	237	13,420,732	3.76
Washington	256	11,650,874	3.27
Maryland	181	10,164,509	2.85
Nevada	219	9,566,239	2.68
Illinois	160	7,261,793	2.04
Colorado	161	7,087,068	1.99
Massachusetts	94	5,581,625	1.56
New Jersey	96	5,143,461	1.44
Oregon	105	4,614,515	1.29
Minnesota	128	3,842,050	1.08
Georgia	97	3,068,273	0.86
Utah	78	2,762,121	0.77
Michigan	85	2,590,567	0.73
Pennsylvania	73	2,526,201	0.71
Idaho	57	1,860,670	0.52
Ohio	69	1,726,565	0.48
Connecticut	32	1,642,179	0.46
North Carolina	47	1,201,924	0.34
South Carolina	14	722,612	0.20
Rhode Island	16	715,884	0.20
District of Columbia	14	679,401	0.19
Missouri	18	513,950	0.14
Tennessee	24	509,485	0.14
Montana	9	394,531	0.11
New Mexico	12	373,860	0.10
Alabama	5	324,234	0.09
Delaware	6	303,448	0.09
Indiana	14	295,249	0.08
Kansas	7	244,845	0.07
West Virginia	4	216,734	0.06
Oklahoma	5	102,852	0.03
Iowa	3	64,800	0.02
Maine	3	43,600	0.01
Wisconsin	2	42,045	0.01
North Dakota	2	34,200	0.01
Mississippi	2	23,789	0.01
New Hampshire	2	11,172	0.00
Total:	6,276	$356,814,957	100.00%

Mortgage Rates of the HELOCs as of the Statistical Cut-off Date

Mortgage Rate (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
4.500 -4.999	1	$29,500	0.01%
6.000 -6.499	1	40,035	0.01
7.500 -7.999	360	26,568,018	7.45
8.000 -8.499	999	60,316,448	16.90
8.500 -8.999	768	55,225,647	15.48
9.000 -9.499	725	44,728,383	12.54
9.500 -9.999	825	46,353,389	12.99
10.000 -10.499	978	55,364,436	15.52
10.500 -10.999	1,010	44,813,644	12.56
11.000 -11.499	413	17,148,919	4.81
11.500 -11.999	156	4,965,315	1.39
12.000 -12.499	26	863,238	0.24
12.500 -12.999	14	397,984	0.11
Total:	6,276	$356,814,957	100.00%

Original Term of the HELOCs

Original Term (Months)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
121 - 180	5,315	$294,832,081	82.63%
241 - 300	961	61,982,876	17.37
Total:	6,276	$356,814,957	100.00%

Remaining Term to Stated Maturity of the HELOCs as of the Statistical Cut-off Date

Remaining Term to Stated Maturity (Months)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
121 - 180	5,315	$294,832,081	82.63%
241 - 300	961	61,982,876	17.37
Total:	6,276	$356,814,957	100.00%

Property Types of the HELOCs

Property Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
Single Family Residence	3,676	$220,471,653	61.79%
PUD	1,250	71,643,069	20.08
Condominium	847	38,254,771	10.72
2-4 Family	503	26,445,463	7.41
Total:	6,276	$356,814,957	100.00%

Combined Limit Loan-to-Value Ratios of the HELOCs

Combined Limit Loan-to-Value Ratio (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
0.01 - 50.00	57	$3,434,397	0.96%
50.01 -55.00	35	2,284,272	0.64
55.01 -60.00	40	2,439,487	0.68
60.01 -65.00	76	5,074,208	1.42
65.01 -70.00	102	8,941,702	2.51
70.01 -75.00	145	11,165,739	3.13
75.01 -80.00	356	28,404,343	7.96
80.01 -85.00	319	20,950,400	5.87
85.01 -90.00	3,723	179,575,137	50.33
90.01 -95.00	736	43,217,999	12.11
95.01 -100.00	687	51,327,273	14.38
Total:	6,276	$356,814,957	100.00%

Combined Current Loan-to-Value Ratios of the HELOCs

Combined Current Loan-to-Value Ratio (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
0.01 -50.00	164	$6,034,486	1.69%
50.01 -55.00	52	3,105,603	0.87
55.01 -60.00	74	3,776,209	1.06
60.01 -65.00	121	5,887,030	1.65
65.01 -70.00	144	10,273,227	2.88
70.01 -75.00	185	13,700,703	3.84
75.01 -80.00	526	25,655,615	7.19
80.01 -85.00	416	23,416,581	6.56
85.01 -90.00	3,270	172,319,809	48.29
90.01 -95.00	676	41,805,247	11.72
95.01 -100.00	648	50,840,445	14.25
Total:	6,276	$356,814,957	100.00%

Documentation Type of the HELOCs

Documentation Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
Stated Documentation	5,351	$313,688,533	87.91%
Full Documentation	917	42,420,189	11.89
No Documentation	8	706,234	0.20
Total:	6,276	$356,814,957	100.00%

FICO Score for the HELOCs at Origination

FICO Score	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
600 - 624	7	$395,482	0.11%
625 - 649	180	9,474,362	2.66
650 - 674	790	46,681,894	13.08
675 - 699	1,539	90,378,461	25.33
700 - 724	1,464	85,247,706	23.89
725 - 749	984	56,259,960	15.77
750 - 774	790	42,002,810	11.77
775 - 799	420	20,785,107	5.83
800 - 824	102	5,589,174	1.57
Total:	6,276	$356,814,957	100.00%

Loan Purpose of the HELOCs

Loan Purpose	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
Refinance - Cashout	3,028	$190,345,304	53.35%
Purchase	2,978	153,654,574	43.06
Refinance - Rate Term	270	12,815,078	3.59
Total:	6,276	$356,814,957	100.00%

Occupancy Status of the HELOCs

Occupancy Status	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
Primary	4,409	$288,876,057	80.96%
Investment	1,703	61,333,074	17.19
Second Home	164	6,605,826	1.85
Total:	6,276	$356,814,957	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the HELOCs

Next Adjustment Date	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
May 2006	6,276	$356,814,957	100.00%
Total:	6,276	$356,814,957	100.00%

Gross Margins of the HELOCs

Gross Margin (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
0.000 - 0.499	358	$26,568,018	7.45%
0.500 - 0.999	1,002	60,345,948	16.91
1.000 - 1.499	763	55,225,647	15.48
1.500 - 1.999	729	44,728,383	12.54
2.000 - 2.499	824	46,549,224	13.05
2.500 - 2.999	980	55,118,071	15.45
3.000 - 3.499	1,009	44,904,209	12.58
3.500 - 3.999	415	17,148,919	4.81
4.000 - 4.499	155	4,965,315	1.39
4.500 - 4.999	26	863,238	0.24
5.000 - 5.499	15	397,984	0.11
Total:	6,276	$356,814,957	100.00%

Maximum Mortgage Rates of the HELOCs

Maximum Mortgage Rate (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
12.000	8	$1,683,856	0.47%
18.000	6,268	355,131,100	99.53
Total:	6,276	$356,814,957	100.00%

Minimum Mortgage Rates of the HELOCs

Minimum Mortgage Rate (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
3.000 -3.499	1	$15,766	0.00%
4.000 -4.499	3	167,785	0.05
4.500 -4.999	333	26,538,812	7.44
5.000 -5.499	930	77,164,763	21.63
5.500 -5.999	6	470,698	0.13
6.000 -6.499	6	307,469	0.09
6.500 -6.999	49	4,204,167	1.18
7.000 -7.499	338	23,488,889	6.58
7.500 -7.999	739	38,748,325	10.86
8.000 -8.499	460	27,187,932	7.62
8.500 -8.999	540	27,975,133	7.84
9.000 -9.499	635	27,828,659	7.80
9.500 -9.999	845	46,861,948	13.13
10.000 -10.499	845	36,005,270	10.09
10.500 -10.999	369	14,655,956	4.11
11.000 -11.499	134	3,951,067	1.11
11.500 -11.999	31	900,334	0.25
12.000 -12.499	12	341,984	0.10
Total:	6,276	$356,814,957	100.00%

Initial Periodic Rate Caps of the HELOCs

Initial Periodic Rate Cap (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
No Limit	6,276	$356,814,957	100.00%
Total:	6,276	$356,814,957	100.00%

Subsequent Periodic Rate Caps of the HELOCs

Subsequent Periodic Rate Cap (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
No Limit	6,276	$356,814,957	100.00%
Total:	6,276	$356,814,957	100.00%

Lifetime Rate Caps of the HELOCs

Lifetime Rate Cap (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
2.000 -2.499	1	$412,353	0.12%
3.500 -3.999	2	342,967	0.10
4.000 -4.499	1	286,000	0.08
4.500 -4.999	1	267,000	0.07
5.000 -5.499	3	375,536	0.11
5.500 -5.999	6	78,613	0.02
6.000 -6.499	20	628,814	0.18
6.500 -6.999	73	2,059,162	0.58
7.000 -7.499	215	7,637,270	2.14
7.500 -7.999	689	26,375,817	7.39
8.000 -8.499	801	47,247,259	13.24
8.500 -8.999	861	37,075,627	10.39
9.000 -9.499	490	22,794,921	6.39
9.500 -9.999	539	30,306,843	8.49
10.000 -10.499	530	27,805,824	7.79
10.500 -10.999	627	39,008,154	10.93
11.000 -11.499	128	8,602,313	2.41
11.500 -11.999	13	1,085,206	0.30
12.000 -12.499	9	538,152	0.15
13.000 -13.499	1,262	103,659,281	29.05
13.500 -13.999	2	59,305	0.02
14.000 -14.499	2	152,774	0.04
15.000 -15.499	1	15,766	0.00
Total:	6,276	$356,814,957	100.00%

Initial Draw Period of the HELOCs at Origination

IO Draw Terms	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Statistical Cut-off Date
60	5,315	$294,832,081	82.63%
180	961	61,982,876	17.37
Total:	6,276	$356,814,957	100.00%

UNDERWRITING STANDARDS

GreenPoint Mortgage Funding, Inc. The information set forth in this section (other than the immediately following paragraph) with regard to the underwriting standards of GreenPoint Mortgage Funding, Inc. (“GreenPoint” or, the “Originator”) has been provided to the Depositor by GreenPoint.

All of the HELOCs, which will be acquired on the Closing Date by the Depositor from the Sponsor, were acquired by the Sponsor from GreenPoint prior to the Closing Date. All of the HELOCs were originated or acquired by GreenPoint in accordance with the underwriting criteria described in this section.

The following is a summary of the underwriting guidelines employed, with some variation, by GreenPoint. This summary does not purport to be a complete description of the underwriting guidelines of GreenPoint.

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company (“North Fork”). North Fork’s other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol “NFB”. GreenPoint was formerly a wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004. On March 12, 2006, North Fork and Capital One Financial Corporation ("Capital One") announced that they signed a definitive agreement in which Capital One will acquire North Fork. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has originated residential mortgage loans of substantially the same type as the HELOCs since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

Residential Mortgage Loan Production Table
Loan Type	2003	2004	2005	2006 Q1

Alt A and Specialty
Number of Loans	56,702	65,284	67,707	13,752
Dollar Volume	$11,505,997,786	$14,579,659,658	$19,148,814,451	4,034,288,749
Percent Adjustable	19%	67%	84%	78%
Percent of Total Dollar Volume	30%	37%	45%	52%

Agency
Number of Loans	28,460	10,975	12,408	2,108
Dollar Volume	$5,378,009,580	$2,188,737,211	$2,746,779,129	$480,214,325
Percent Adjustable	0%	3%	1%	2%
Percent of Total Dollar Volume	14%	6%	7%	6%

Jumbo
Number of Loans	53,106	53,522	41,614	5,860
Dollar Volume	$19,426,400,804	$17,667,106,136	$14,899,732,857	2,254,652,746
Percent Adjustable	69%	84%	74%	77%
Percent of Total Dollar Volume	50%	44%	35%	29%

Heloc and Seconds
Number of Loans	44,346	83,902	82,258	14,847
Dollar Volume	$2,556,735,253	$5,374,039,738	$5,450,355,355	1,002,614,650
Percent Adjustable	96%	97%	95%	91%
Percent of Total Dollar Volume	7%	14%	13%	13%

Number of Loans	182,614	213,683	203,987	36,567
Dollar Volume	$38,867,143,423	$39,809,542,743	$42,245,681,792	7,771,770,470
Average Loan Amount	$212,838	$186,302	$207,100	212,535
Non-Purchase Transactions	66%	52%	52%	58%
Adjustable Rate Loans*	47%	75%	76%	75%
* % of total loan production based on dollar volume (percent may not add to 100% due to rounding)

UNDERWRITING GUIDELINES

Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

Additional Information Concerning the HELOCs

The description in this free writing prospectus of the HELOC Pool and the Mortgaged Properties is based upon the HELOC Pool as constituted as of the close of business on the Statistical Cut-off Date, as adjusted for the principal payments received on or before such date. Prior to the issuance of the Offered Notes and the Certificates, HELOCs may be removed from the HELOC Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other home equity line of credit loans may be included in the HELOC Pool prior to the issuance of the Offered Notes and the Certificates unless including these loans would materially alter the characteristics of the HELOC Pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the HELOC Pool as it will be constituted at the time the Offered Notes and the Certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the HELOCs may vary.

YIELD ON THE NOTES

General Prepayment Considerations

The rate of principal payments on the Offered Notes, the aggregate amount of payments on, and the yield to maturity of, Offered Notes will be related to the rate and timing of payments of principal on the HELOCs. The rate of principal payments on the HELOCs will in turn be affected by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Originator or the Sponsor). The HELOCs may be prepaid by the mortgagors at any time. No prepayment of a HELOC will subject the related mortgagor to a termination payment.

Prepayments, liquidations and repurchases of the HELOCs will result in payments in respect of principal to the holders of the Offered Notes that otherwise would be distributed over the remaining terms of the HELOCs. Since the rates of payment of principal on the HELOCs will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of the Offered Notes may vary from the anticipated yield will depend upon the degree to which the Offered Notes are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the HELOCs. Further, an investor should consider, in the case of any Offered Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the HELOCs could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Offered Note purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the HELOCs, the greater the effect on the yield to maturity of the Offered Notes. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the yield to maturity on the Offered Notes, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments), on pools of home equity loans is influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the HELOCs, such HELOCs could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such HELOCs. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such HELOCs would generally be expected to decrease. Other factors affecting prepayment of home equity loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

The rate of prepayment on the HELOCs cannot be predicted. The depositor is not aware of any relevant studies or statistics on the rate of prepayment of such HELOCs, on the rate at which mortgagors will make additional draws on their HELOCs or on the rate at which mortgagors will elect to convert the Mortgage Rates on their HELOCs. Generally, home equity lines of credit are not viewed by mortgagors as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. The trust’s experience with respect to prepayments of the HELOCs may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the HELOCs contain “due-on-sale” provisions and the Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related HELOC.

Special Yield Considerations

The Mortgage Rates on all of the HELOCs adjust monthly based upon the Prime Rate subject to minimum and maximum rates and lifetime limitations. The Note Rate on the Offered Notes adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Rate, with the result that increases in the Note Rate on the Offered Notes may be limited for extended periods in a rising interest rate environment. The interest due on the HELOCs during any Collection Period, net of the expenses of the trust, may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Notes during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such notes, but only to the extent and in the priority described under “Description of the Securities—Overcollateralization Provisions” in this free writing prospectus. In addition, the Prime Rate and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Prime Rate rise during the same period, one-month LIBOR may rise more rapidly than the Prime Rate, potentially resulting in the application of the applicable Net WAC Rate on the Offered Notes, which would adversely affect the yield to maturity on such notes.

If the Note Rate on the Offered Notes is limited by the applicable Net WAC Rate for any Payment Date, the resulting interest shortfalls, which are referred to herein as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such notes on such Payment Date or on future Payment Dates, to the extent that on such Payment Date or future Payment Dates there are any available funds remaining after certain other payments on the Offered Notes and the payment of certain fees and expenses of the trust, including amounts due to the Note Insurer. The Policy will not cover such Net WAC Rate Carryover Amounts. The ratings on the Offered Notes will not address the likelihood of any such recovery of such interest shortfalls by holders of the Offered Notes from amounts received on the HELOCs.

As described under “Description of the Securities—Allocation of Losses” amounts otherwise distributable to holders of the Class CE Certificates may be made available to protect the holders of the Offered Notes against interruptions in payments due to certain mortgagor delinquencies.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Notes will be influenced by the rate at which principal on the HELOCs is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the HELOCs), and the timing of these payments. The “Assumed Final Payment Date” for each class of the Offered Notes is the Payment Date occurring in February, 2031. The Assumed Final Payment Date is the Payment Date in the month following the latest scheduled maturity date of all of the HELOCs. Since the rate of payment (including prepayments) of principal on the HELOCs can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining HELOC may be earlier, and could be substantially earlier, than the Assumed Final Payment Date.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this free writing prospectus assumes a constant prepayment rate (“CPR”) for the HELOCs. To assume 40% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the HELOCs will prepay in accordance with the prepayment model or any other rate. We refer to the prepayment model herein as a “Prepayment Assumption”.

The table entitled “Percent of Initial Note Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption” indicate the percentage of the initial Note Principal Balance of the Offered Notes that would be outstanding after each of the dates shown at various percentages of CPR, and the corresponding weighted average lives of these certificates. The table is based on the following assumptions (the “Modeling Assumptions”): (i) the HELOC Pool consists of 15 home equity loans with the characteristics set forth below, (ii) payments on the Offered Notes is received, in cash, on the 25th day of each month, commencing in June 2006; (iii) the HELOCs prepay at the percentages of CPR indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the HELOCs and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Master Servicer, the Originator, Servicer or any other person purchases from the trust any HELOC under any obligation or option under the sale and servicing agreement, except as indicated in footnote two in the table; (vi) scheduled monthly payments on the HELOCs are received on the first day of each month commencing in June 2006, and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual HELOCs are received on the last day of each month commencing in May 2006, and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each HELOC is calculated based on the assumed home equity loan characteristics stated below; (ix) the notes are purchased on May 31, 2006; (x) One-Month LIBOR remains constant at 5.08063% per annum; (xi) the Prime Rate remains constant at 8.00000% per annum; and (xii) the Administration Fee Rate is assumed to be 0.509% per annum and the premium payable to the Note Insurer in connection with the Class A Notes is assumed to be 0.15% per annum.

Assumed HELOC Characteristics

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Remaining Draw Period (Months)	Age (Months)	Mortgage Rate (%)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Utilization Rate (%)	Maximum Utilization Rate (%)
267,000.00	176	176	56	4	7.500	Prime	0.000	12.000	7.250	No Limit	No Limit	1	1	92.71	100.00
1,036,015.99	175	175	55	5	9.053	Prime	1.553	12.000	8.553	No Limit	No Limit	1	1	85.62	100.00
94,840.50	174	174	54	6	9.000	Prime	1.500	12.000	8.250	No Limit	No Limit	1	1	43.85	100.00
286,000.00	173	173	53	7	9.000	Prime	1.500	12.000	8.000	No Limit	No Limit	1	1	97.28	100.00
30,693,741.66	192	192	72	4	9.497	Prime	1.997	18.000	8.242	No Limit	No Limit	1	1	88.59	100.00
215,287,879.78	195	195	75	5	9.342	Prime	1.842	18.000	7.837	No Limit	No Limit	1	1	82.26	100.00
93,673,168.78	199	199	79	6	9.237	Prime	1.738	18.000	7.408	No Limit	No Limit	1	1	79.76	100.00
8,419,923.44	189	189	69	7	9.255	Prime	1.755	18.000	7.132	No Limit	No Limit	1	1	80.33	100.00
6,249,290.53	191	191	71	8	9.135	Prime	1.635	18.000	7.071	No Limit	No Limit	1	1	72.08	100.00
320,692.02	171	171	51	9	8.755	Prime	1.255	18.000	5.923	No Limit	No Limit	1	1	72.72	100.00
106,415.31	170	170	50	10	10.357	Prime	2.857	18.000	8.169	No Limit	No Limit	1	1	63.93	100.00
140,861.16	220	220	100	11	9.182	Prime	1.682	18.000	6.269	No Limit	No Limit	1	1	46.03	100.00
15,500.00	168	168	48	12	11.500	Prime	4.000	18.000	9.750	No Limit	No Limit	1	1	100.00	100.00
93,628.28	164	164	44	16	9.492	Prime	1.992	18.000	6.147	No Limit	No Limit	1	1	66.08	100.00
129,999.06	153	153	33	27	8.250	Prime	0.750	18.000	4.000	No Limit	No Limit	1	1	47.27	100.00

There will be discrepancies between the characteristics of the actual HELOCs and the characteristics assumed in preparing the table entitled “Percent of Initial Note Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption”. Any discrepancy may have an effect upon the percentages of the initial Note Principal Balance outstanding, and the weighted average lives, of the Offered Notes set forth in the table. In addition, since the actual HELOCs will have characteristics that differ from those assumed in preparing the table and since it is not likely the Prime Rate or the level One-Month LIBOR will remain constant as assumed, the Offered Notes may mature earlier or later than indicated by the table. In addition, as described under “Description of the Securities-Principal Payments on the Offered Notes” in this free writing prospectus, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Notes, affecting the weighted average lives of such notes. Based on the foregoing assumptions, the table indicates the weighted average lives of the Offered Notes and sets forth the percentages of the initial Note Balance that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this free writing prospectus nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the HELOCs. Variations in the prepayment experience and the balance of the HELOCs that prepay may increase or decrease the percentages of initial Note Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the HELOCs equals any of the specified percentages of the Prepayment Assumption.

Percent of Initial Note Principal Balance Outstanding

at the Specified Percentages of the Prepayment Assumption

	Class A

Payment Date	0% PPA	55% PPA	100% PPA	125% PPA	160% PPA

Initial Percentage	100%	100%	100%	100%	100%
May 25, 2007	97	83	69	60	47
May 25, 2008	97	70	48	36	21
May 25, 2009	97	59	34	23	11
May 25, 2010	97	50	24	14	5
May 25, 2011	97	42	17	9	2
May 25, 2012	97	36	12	5	1
May 25, 2013	90	27	7	2	0
May 25, 2014	80	19	3	1	0
May 25, 2015	70	13	2	*	0
May 25, 2016	60	9	1	0	0
May 25, 2017	50	5	*	0	0
May 25, 2018	41	3	0	0	0
May 25, 2019	31	2	0	0	0
May 25, 2020	22	1	0	0	0
May 25, 2021	12	*	0	0	0
May 25, 2022	3	0	0	0	0
May 25, 2023	0	0	0	0	0

Weighted Average Life in Years (1)	10.98	4.70	2.66	1.99	1.32
Weighted Average Life in Years (1)(2)	10.93	4.53	2.54	1.85	1.21
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the payment of principal described in clause (a) above.

(2) Assumes that the Master Servicer exercises its option to purchase the HELOCs on the earliest possible Payment Date on which it is permitted to exercise this option. See “Sale and Servicing Agreement—Optional Redemption” in this free writing prospectus.

There is no assurance that prepayments of the HELOCs included in the HELOC Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding table, or to any other level, or that the actual weighted average lives of the Class A Notes will conform to any of the weighted average lives set forth in the immediately preceding table. Furthermore, the information contained in the table with respect to the weighted average lives of the Class A Notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the HELOCs will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any HELOC will prepay at any constant percentage until maturity or that all of the HELOCs will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Notes

If the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, the yield to maturity on the Class G Certificates and Class A Notes will become extremely sensitive to losses on the HELOCs (and the timing thereof) because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class G Certificates and the Class A Notes on a pro rata basis based on the note principal balance of the Class A Notes and the certificate principal balance of the Class G Certificates. The initial undivided interests in the trust estate evidenced by the Class A Notes, Class G Certificates and Class CE Certificates are approximately 100%, approximately 0% and approximately 0%, respectively. Investors in the Class A Notes should fully consider the risk that if the Note Insurer defaults in its obligations under the policy, Realized Losses on the HELOCs could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this free writing prospectus under “Description of the Securities—Allocation of Losses”, once Realized Losses have been allocated to the Class A Notes and not covered by a payment under the Policy, the note principal balance of the Class A Notes will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Class A Notes will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this free writing prospectus). However, Allocated Realized Loss Amounts may be paid to the holders of the Class A Notes from Net Monthly Excess Cashflow as set forth under “Description of the Securities—Overcollateralization Provisions” in this free writing prospectus.

DESCRIPTION OF THE SECURITIES

General

The ACE Securities Corp. Home Equity Loan Trust, Series 2006-GP1, Asset Backed Securities will consist of one class of notes designated as the Class A Notes, and three classes of certificates designated as the Class G, Class CE and Class R Certificates (collectively, the “Certificates”). The Class R Certificates are also referred to herein as the “Residual Certificates”. Only the Class A Notes (the “Offered Notes”) are offered by this free writing prospectus.

Payments on the Offered Notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in June 2006 to the persons in whose names such notes are registered at the close of business on the Record Date. The “Record Date” for the Offered Notes and any Payment Date is the business day immediately preceding such Payment Date, for so long as the Offered Notes are held in book-entry form and the last business day of the month immediately preceding the month in which such Payment Date occurs if the Offered Notes are held in physical form.

The Offered Notes will be secured by a pledge of the trust estate consisting primarily of the HELOC Pool of one- to four-family, first and second lien adjustable-rate home equity lines of credit having original terms to maturity of not greater than approximately 30 years. See “The HELOCs” in this free writing prospectus.

The Class A Notes will have the initial Note Principal Balance set forth in the table appearing on the cover of this free writing prospectus. The Note Rate on the Offered Notes will be calculated for each Payment Date as described under “—Note Rate” below. The Class A Notes evidence an initial undivided interest of approximately 100% in the trust estate, and the Class G Certificates and Class CE Certificates evidence initial undivided interests of approximately 0% and approximately 0% respectively, in the trust estate.

Book-Entry Notes

The Offered Notes will be book-entry Notes (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Notes”). Persons acquiring beneficial ownership interests in the Book-Entry Notes (“Note Owners”) will hold such notes through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Notes will be issued in one or more notes which equal the aggregate Note Principal Balance of such Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstreams’ and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Notes in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that such notes must be purchased in minimum total investments of $100,000 per class. Except as described below, no Note Owner acquiring a Book-Entry Note (each, a “beneficial owner”) will be entitled to receive a physical note representing such Note (a “Definitive Note”). Unless and until Definitive Notes are issued, it is anticipated that the only “Noteholder” of the Offered Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Sale and Servicing Agreement. Note Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Note Owner’s ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Note Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Note Owners will receive all payments of principal of and interest on the Book-Entry Notes from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. DTC Participants and indirect participants with whom Note Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess notes representing their respective interests in the Book-Entry Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

Note Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not DTC Participants may transfer ownership of Book-Entry Notes only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Notes, see “Global Clearance and Settlement and Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments on the Book-Entry Notes will be made on each Payment Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Note Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Note Owners of the Book-Entry Notes that it represents.

Under a book-entry format, Note Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Payments with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS-Taxation of Certain Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Note Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

DTC has advised the Securities Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Sale and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Sale and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

Definitive Notes will be issued to Note Owners of the Book-Entry Notes, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Sale and Servicing Agreement), Note Owners having percentage interests aggregating not less than 51% of the Book-Entry Notes advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Note Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Note Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Securities Administrator will issue Definitive Notes, and thereafter the Securities Administrator will recognize the holders of such Definitive Notes as Noteholders under the Sale and Servicing Agreement.

In the event any Definitive Notes are issued, surrender of such Definitive Notes will occur at the office designated from time to time for such purposes by the note registrar. As of the Closing Date, the note registrar designates its offices located at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603 Attention: Global Securities and Trust Services Group- ACE 2006-GP1 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Note Rate

The note rate (the “Note Rate”) on the Class A Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Payment Date through and including the Payment Date on which the aggregate principal balance of the HELOCs and properties acquired in respect thereof remaining in the trust estate is reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date (the “Optional Redemption Date”), or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter and (ii) the applicable Net WAC Rate for such Payment Date.

Glossary

“Additional Balances”: All draws made by a mortgagor pursuant to the related Credit Line Agreement that occur following the Cut-Off Date.

“Additional Balance Advance Amounts”: With respect to any Payment Date (i) during the Managed Amortization Period, an amount equal the amount by which draws made in the related Collection Period are greater than the Principal Collection Amount for such Payment Date or (ii) during the Rapid Amortization Period, an amount equal to any draws made during the related Collection Period. Any Additional Balance Advance Amounts for a Payment Date will be added to the Certificate Principal Balance of the Class G Certificates on such Payment Date.

“Administration Fee Rate”: With respect to each HELOC, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated.

“Allocated Realized Loss Amount”: With respect to the Class A Notes and the Class G Certificates and any Payment Date, is an amount equal to the sum of any Realized Loss allocated to that class on the immediately preceding Payment Date as described under “-Overcollateralization Provisions” herein and, in the case of the Offered Notes, not covered by amounts paid in respect of principal by the Note Insurer plus the Allocated Realized Loss Amount for such class remaining unpaid from such immediately preceding Payment Date.

“Available Payment Amount”: With respect to any Payment Date, an amount equal to the sum of the Interest Collection Amount for such Payment Date and the Principal Collection Amount for such Payment Date.

“Available Principal Payment Amount”: With respect to the Offered Notes and any Payment Date, an amount equal to the sum of (i) (1) with respect to any Payment Date during the Managed Amortization Period and if the Class G Certificate Pro Rata Test is not met, the excess, if any, of the Principal Collection Amount for such Payment Date over the sum of (a) the Additional Balances for such Payment Date and (b) the Certificate Principal Balance of the Class G Certificates immediately prior to such Payment Date; (2) with respect to any Payment Date during the Managed Amortization Period and if the Class G Certificate Pro Rata Test is met, the Trust Allocation Percentage of the excess of the Principal Collection Amount over the Additional Balances for the related Payment Date and (3) with respect to any Payment Date during the Rapid Amortization Period, the Principal Collection Amount; and (ii) the Trust Allocation Percentage of the Overcollateralization Increase Amount for that Payment Date minus (iii) the Trust Allocation Percentage of the Overcollateralization Reduction Amount for that Payment Date.

“Certificate Principal Balance”: With respect to the Class G Certificates and any date of determination, the sum of all Additional Balance Advance Amounts with respect to each Payment Date on or prior to such date of determination reduced by the aggregate of (i) all amounts previously distributed with respect to the Class G Certificates and (ii) any reductions in the Certificate Principal Balance of the Class G Certificate in connection with allocations of Realized Losses in the manner described in this free writing prospectus and increased by any Subsequent Recoveries allocated to the Class G Certificates. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the HELOCS over (ii) the Note Principal Balance of the Class A Notes and the aggregate Certificate Principal Balance of the Class G Certificates.

“Charged Off HELOC”: A Charged Off HELOC is a defaulted HELOC that the Servicer is required to charge off once such HELOC becomes 180 days delinquent, provided that such HELOC is not a Liquidated HELOC.

“Class A Principal Payment Amount”: With respect to any Payment Date after the Stepdown Date, an amount equal to the lesser of (i) the Available Principal Payment Amount and (ii) an amount equal to the excess, if any, of (a) the Note Principal Balance of the Class A Notes immediately prior to the Payment Date over (b) the lesser of (x) the product of (1) the Trust Principal Amount for such Payment Date, and (2) a percentage ranging from 92.90% to 96.90% and (y)(1) the Trust Principal Amount for such Payment Date less (2) the Overcollateralization Floor.

“Class G Allocation Percentage”: With respect to any Payment Date, 100% minus the Trust Allocation Percentage.

“Class G Certificate Pro Rata Test”: The Class G Certificate Pro Rata Test is met with respect to any Payment Date during the Managed Amortization Period if the Certificate Principal Balance of the Class G Certificates is greater than a percentage ranging from 2.00 to 3.00% of the principal balance of the HELOCs.

“Class G Principal Payment Amount”: With respect to the Class G Certificates and any Payment Date the lesser of (x) the Certificate Principal Balance of the Class G Certificates immediately prior to such Payment Date; and (y) the sum of (1) during (A) the Managed Amortization Period, (i) if the Class G Certificate Pro Rata Test is not met, the Principal Collection Amount less the Additional Balances for the related Payment Date and (ii) if the Class G Certificate Pro Rata Test is met, the Class G Allocation Percentage of the excess, if any, of the Principal Collection Amount for that Payment Date over the Additional Balances for the related Payment Date or (B) during the Rapid Amortization Period, the remaining Principal Collection Amount after payments of principal to the Class A Notes, (2) the Class G Allocation Percentage of the Overcollateralization Increase Amount for that Payment Date minus (3) the Class G Allocation Percentage of the Overcollateralization Reduction Amount for that Payment Date.

“Collection Period”: For any Payment Date, the period from and including the 16th day of the month preceding the month in which the related Payment Date occurs to and including the 15th day of the month in which the Payment Date occurs.

“Credit Enhancement Percentage”: With respect to any Payment Date, the percentage obtained by dividing (x) the Overcollateralization Amount by (y) the aggregate principal balance of the HELOCs, calculated after taking into account payments of scheduled and unscheduled principal received on the HELOCs during the related Collection Period and payment of the Available Principal Payment Amount to the holders of the Class A Notes.

“Determination Date”: With respect to any Payment Date, the 18th day of the calendar month in which such Payment Date occurs or, if such 18th day is not a business day, the business day immediately preceding such 18th day.

“Final Stated Maturity Date”: February 25, 2031.

“Interest Accrual Period”: With respect to any Payment Date, the period commencing on the Payment Date of the month immediately preceding the month in which such Payment Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Payment Date. All payments of interest on the Class A Notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: With respect to the Class A Notes and any Payment Date, an amount equal to the amount, if any, by which the Interest Payment Amount for the immediately preceding Payment Date exceeded the actual amount distributed on the Class A Notes in respect of interest (including amounts paid by the Note Insurer pursuant clause (i) of the definition of Scheduled Payments) on the immediately preceding Payment Date, together with any Interest Carry Forward Amount with respect to the Class A Notes remaining unpaid from the previous Payment Date, plus interest accrued thereon at the related Note Rate on the Class A Notes for the most recently ended Interest Accrual Period.

“Interest Collection Amount”: With respect to any Payment Date, an amount equal to the sum of (i) all interest received by or on behalf of the Servicer with respect to the HELOCs by the related Determination Date for such Payment Date and not previously distributed; (ii) the interest portions of the total amount deposited in the payment account in connection with the repurchase of any HELOC by the Depositor, the Originator or the Sponsor; and (iii) the interest portions of the total amount deposited in the payment account in connection with the optional redemption of the Notes; minus (v) any fees and amounts payable or reimbursable to the Servicer, the Owner Trustee, the Custodian, the Master Servicer, the Indenture Trustee, the Credit Risk Manager or the Securities Administrator for the related Collection Period.

“Interest Payment Amount”: With respect to any Payment Date and the Class A Notes, an amount equal to interest accrued during the related Interest Accrual Period on the Note Principal Balance of the Class A Notes immediately prior to that Payment Date at the Note Rate reduced (to an amount not less than zero) by any Prepayment Interest Shortfalls and shortfalls resulting from the application of the Relief Act or similar state or local laws, in each case allocated to the Class A Notes as described in this free writing prospectus.

“Liquidated HELOC”: A HELOC that was liquidated and for which the Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

“Managed Amortization Period”: The period beginning on the Cut-Off Date and ending on the occurrence of a Rapid Amortization Event.

“Net Monthly Excess Cashflow”: With respect to any Payment Date, an amount equal to the sum of (i) the Overcollateralization Reduction Amount for that Payment Date and (ii) the excess of (x) the Interest Collection Amount for that Payment Date over (y) sum of the Senior Interest Distribution Amount for such Payment Date and the Class G Allocation Percentage of the Interest Collection Amount for that Payment Date.

“Net WAC Rate”: With respect to any Payment Date and the Offered Notes, a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the HELOCs in the prior calendar month minus the sum of (x) the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager, (y) the Premium payable to the Note Insurer, in each case for such Payment Date, and (z) commencing with the Payment Date in June 2007, one-twelfth of 0.50% of the aggregate principal balance of the HELOCs as of the first day of the related Collection Period and the denominator of which is the aggregate principal balance of the HELOCs as of the first day of the related Collection Period, (or as of the Cut-off Date with respect to the first Payment Date), after giving effect to principal prepayments received during the related Collection Period.

“Net WAC Rate Carryover Amount”: With respect to the Offered Notes and any Payment Date on which the Note Rate is limited to the applicable Net WAC Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest the Offered Notes would have been entitled to receive on such Payment Date had the applicable Net WAC Rate not been applicable to the Offered Notes on such Payment Date over (y) the amount of interest paid on such Payment Date at the applicable Net WAC Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Payment Date not previously distributed together with interest thereon at a rate equal to the Note Rate for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Rate.

“Note Principal Balance”: With respect to the Class A Notes as of any Payment Date, initial Note Principal Balance on the closing date, as reduced by (without duplication) (1) all amounts allocable to principal previously paid with respect to the Class A Notes (including any Guaranteed Principal Payment Amounts made by the Note Insurer) and (2) any Realized Loss previously allocated to the Class A Notes as described under “-Overcollateralization Provisions” herein and not covered by amounts paid in respect of principal by the Note Insurer and increased by any Subsequent Recoveries allocated to the Class A Notes.

“Overcollateralization Amount”: With respect to any Payment Date, an amount equal to the amount by which the sum of the aggregate outstanding principal balance of the HELOCs as of the last day of the related Collection Period exceeds the sum of the Note Principal Balance of the Offered Notes and the Certificate Principal Balance of the Class G Certificates after taking into account payment of the Available Principal Payment Amount and the Class G Principal Payment Amount on the related Payment Date.

“Overcollateralization Floor”: With respect to any Payment Date, an amount equal to the product (i) 0.50% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.

“Overcollateralization Increase Amount”: With respect to any Payment Date, an amount equal to the lesser of (i) the Net Monthly Excess Cashflow for that Payment Date remaining after distributions of such amount pursuant to clauses (i) and (ii) under “-Overcollateralization Provisions” in this free writing prospectus and (ii) the amount by which the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

“Overcollateralization Reduction Amount”: With respect to any Payment Date, an amount equal to the lesser of (i) the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount and (ii) the excess, if any, of the Principal Collection Amount for that Payment Date over, if such Payment Date is during the Managed Amortization Period, Additional Balances funded during the related Collection Period. The Overcollateralization Reduction Amount will be equal to zero when a Trigger Event is in effect.

“Policy”: The financial guaranty insurance policy provided by the Note Insurer with respect to the Class A Notes.

“Principal Collection Amount”: With respect to any Payment Date, an amount equal to the sum of (1) the total amount of all principal received by or on behalf of the Servicer with respect to the HELOCs by the Determination Date for such Payment Date and not previously distributed (including liquidation proceeds, condemnation proceeds and insurance proceeds), (2) the principal portions of the total amount deposited in the payment account in connection with the repurchase of any HELOC by the Depositor, the Originator or the Sponsor; and (3) the principal portions of the total amount deposited in the payment account in connection with the optional redemption of the Offered Notes minus (4) any amounts payable or reimbursable to the Servicer, the Owner Trustee, the Custodian, the Master Servicer, the Credit Risk Manager, the Indenture Trustee or the Securities Administrator on such Payment Date in excess of the Interest Collection Amount for that Payment Date.

“Rapid Amortization Event”: With respect to any Payment Date, any of the following events: (i) failure of the Issuing Entity, Depositor or Servicer to make a timely payment or deposit required under the Indenture, (ii) a material breach of any representation or warranty made by the Issuing Entity, Depositor, Originator or Servicer has occurred and is continuing, (iii) occurrence of certain events of bankruptcy, insolvency or receivership relating to the Depositor or the Servicer, (iv) the Issuing Entity becomes subject to regulation by the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, (v) aggregate draws (regardless of whether such draws have been reimbursed) exceeding 1% of the initial Class A Note Principal Balance have been made under the Policy, (vi) a Servicer Event of Default has occurred, or (vi) the occurrence of a Rapid Amortization Trigger Event.

“Rapid Amortization Period”: The Rapid Amortization Period with respect to the Offered Notes will be the period beginning on the first Payment Date following the occurrence of a Rapid Amortization Event and ending on the Final Stated Maturity Date.

“Rapid Amortization Trigger Event”: A Rapid Amortization Trigger Event is in effect with respect to the Offered Notes on any Payment Date that (i) the rolling six month average of the principal balance of the HELOCs delinquent 60 days or more, in foreclosure, bankruptcy and REO divided by (y) the aggregate principal balance of the HELOCs, in each case, as of the last day of the prior Collection Period, exceeds 4.50% of the aggregate principal balance of the HELOCs or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the aggregate principal balance of the HELOCs as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

Payment Date	Percentages
Prior to June 2007	1% plus 1/12 of 0.75% for each month thereafter
June 2007 to May 2008	1.75% plus 1/12 of 0.50% for each month thereafter
June 2008 to May 2009	2.25% plus 1/12 of 0.25% for each month thereafter
June 2009 to May 2010	2.50% plus 1/12 of 0.50% for each month thereafter
June 2010 to May 2011	3.00% plus 1/12 of 0.50% for each month thereafter
June 2011 and thereafter	3.50% for each month thereafter

“Realized Loss”: A Realized Loss is equal to (i) with respect to a Liquidated HELOC, the unpaid principal balance of such Liquidated HELOC, plus interest thereon from the date on which interest was last paid by the related mortgagor through the last day of the month in which the related HELOC was finally liquidated, less any liquidation proceeds received on such Liquidated HELOC (net of amounts reimbursable to the Servicer or the Master Servicer for Servicing Advances and other related expenses, including attorneys’ fees) and (ii) with respect to a Charged Off HELOC, the unpaid principal balance of such Charged Off HELOC, plus interest thereon from the date on which interest was last paid by the related mortgagor through the last day of the month in which the related HELOC was charged off, plus amounts reimbursable to the Servicer or the Master Servicer for Servicing Advances and other related expenses, including attorneys’ fees.

“Reimbursement Amount”: With respect to any Payment Date, an amount equal to the aggregate of any payments made with respect to the Class A Notes by the Note Insurer under the Policy to the extent not previously reimbursed, plus interest on that amount at the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank, N.A at its principal office in the City of New York as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, N.A.) plus 3%, plus any other amounts owing to the Insurer under the pooling and servicing agreement.

“Required Overcollateralization Amount”: With respect to any Payment Date, (i) prior to the Payment Date occurring in October 2006, 0%, (ii) on and after the Payment Date in October 2006 and prior to the Stepdown Date, an amount equal to the product of (x) a percentage ranging from 1.55% to 3.55% and (y) the aggregate principal balance of the HELOCs as of the Cut-off Date, which may be decreased as described under “—Overcollateralization Provisions” in this free writing prospectus.

“Senior Interest Distribution Amount”: With respect to any Payment Date, an amount equal to the sum of (i) the Interest Payment Amount due to the Class A Notes on such Payment Date plus (ii) the Interest Carry Forward Amount, if any, for such Payment Date for the Class A Notes.

“Stepdown Date”: The Stepdown Date is the later to occur of (x) the Payment Date occurring in December 2008 and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account collections of principal on the HELOCs, but prior to any payment of the Available Principal Payment Amount to the Offered Notes and the Class G Principal Payment Amount to the Class G Certificates), is greater than or equal to a percentage ranging from 3.10% to 7.10%.

“Subsequent Recoveries”: With respect to any Payment Date, an amount equal to, amounts received during the related Collection Period by the Servicer specifically related to a defaulted HELOC or disposition of an REO Property prior to the related Collection Period that resulted in a Realized Loss (i) prior to the liquidation or disposition of such defaulted HELOC, with respect to a Charged-Off HELOC or (ii) after the liquidation or disposition of such defaulted HELOC, with respect to a Liquidated HELOC, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

“Trigger Event”: With respect to any Payment Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the rolling six month average of the principal amount of HELOCs delinquent 60 days or more, in foreclosure, bankruptcy and REO by (ii) the aggregate principal balance of the HELOCs, in each case, as of the last day of the related Collection Period exceeds a percentage 4.00% of the Credit Enhancement Percentage of the Class A Notes with respect to such Payment Date or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the aggregate principal balance of the HELOCs as of the Cut-off exceeds the applicable percentages set forth below with respect to such Payment Date:

Payment Date	Percentages
December 2008 to May 2010	2.00% plus 1/12 of 0.50% for each month thereafter
June 2010 to May 2011	2.50% plus 1/12 of 0.50% for each month thereafter
June 2011 and thereafter	3.00%

“Trust Allocation Percentage”: With respect to any Payment Date, the percentage equivalent of a fraction with a numerator equal to the Trust Principal Amount for such Payment Date (or, in the case of the first Payment Date, the Trust Principal Amount as of the Closing Date) and a denominator equal to the aggregate principal balance of the HELOCs at the end of the previous Collection Period (or, in the case of the first Payment Date, the Closing Date), provided such percentage shall not be greater than 100%.

“Trust Principal Amount”: With respect to any Payment Date, an amount equal to the aggregate principal balance of the HELOCs as of the last day of the related Collection Period reduced by the Certificate Principal Balance of the Class G Certificates immediately prior to such Payment Date and any Additional Balance Advance Amounts funded during the related Collection Period, if any.

Interest Payments on the Securities

Holders of the Offered Notes will be entitled to receive on each Payment Date, interest payments in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Note Principal Balance thereof at the then-applicable Note Rate thereon, as set forth below. In addition, the Class G Certificates will be entitled to certain payments from the Interest Collection Amount.

On each Payment Date, the Class G Allocation Percentage of the Interest Collection Amount for such Payment Date will be distributed to the Class G Certificates.

On each Payment Date, the Trust Allocation Percentage of the Interest Collection Amount for such Payment Date will be distributed in the following order of priority:

(i) first, to the Note Insurer, the premium due on such Payment Date in connection with the Policy; and

(ii) second, to the Class A Notes, the Senior Interest Distribution Amount.

With respect to any Payment Date, to the extent that the aggregate Interest Payment Amount exceeds the Interest Collection Amount, a shortfall in interest payments on the Class A Notes, to the extent the Note Insurer fails to cover such amount, will result and payments of Interest Carry Forward Amounts to the Class A Notes will be due on the following Payment Date. The Interest Carry Forward Amount with respect to the Class A Notes, if any, will be distributed as part of the Senior Interest Distribution Amount on each Payment Date.

On any Payment Date, any Prepayment Interest Shortfalls (as defined under “Servicing of the HELOCS-Prepayment Interest Shortfalls”) and any shortfalls resulting from the application of the Relief Act or similar state laws will first, reduce the amount payable to the Class CE Certificates on such Payment Date, and if such amount is not sufficient to absorb such shortfalls, will be allocated to reduce the Interest Payment Amount due to the Class A Notes and the Class G Allocation Percentage of the Interest Collection Amount for such Payment Date due to the Class G Certificates, on a pro rata basis based on such entitlements if determined without regard to such allocated shortfalls. If these shortfalls are allocated to the Class A Notes, the amount of interest paid to those notes will be reduced, adversely affecting the yield on your investment.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Class A Notes, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” will be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class A Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Principal Payments on the Securities

On each Payment Date, the Available Principal Payment Amount and the Class G Principal Payment Amount will be distributed to the holders of the Offered Notes, the Note Insurer and the holders of the Certificates then entitled to principal payments in the following order:

(A) To the Class G Certificates, the Class G Principal Payment Amount for such Payment Date, if such Payment Date is during the Managed Amortization Period and the Class G Certificate Pro Rata test is not met, until the Certificate Principal Balance thereof has been reduced to zero.

(B) For each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect:

(i)
to the Class A Notes, the Available Principal Payment Amount for such Payment Date and, if such Payment Date is during the Managed Amortization Period and the Class G Certificate Pro Rata test is met, concurrently to the Class G Certificates, the Class G Principal Payment Amount for such Payment Date, pro rata, until the Note Principal Balance and Certificate Principal Balance thereof, respectively has been reduced to zero,

(ii)
if such Payment Date is during the Rapid Amortization Period, to the Class G Certificates, the Class G Principal Payment Amount for such Payment Date in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)	to the Note Insurer, any Reimbursement Amounts to the extent not covered by the Interest Collection Amount; and

(iv)	to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement.

(C)	For each Payment Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

(i)
to the Class A Notes, the Class A Principal Payment Amount for such Payment Date and, if such Payment Date is during the Managed Amortization Period and the Class G Certificate Pro Rata test is met, concurrently to the Class G Certificates, the Class G Principal Payment amount for such Payment Date, pro rata, until the Note Principal Balance and Certificate Principal Balance thereof, respectively has been reduced to zero,

(ii)
if such Payment Date is during the Rapid Amortization Period, to the Class G Certificates, the Class G Principal Payment Amount for such Payment Date in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)	to the Note Insurer, any Reimbursement Amounts, to the extent not covered by the Interest Collection Amount; and

(iv)	to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement.

On the Closing Date, the Securities Administrator will establish an account (the “Net WAC Rate Carryover Reserve Account”) from which payments in respect of Net WAC Rate Carryover Amounts on the Class A Notes will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the trust estate but not of any REMIC. On each Payment Date, to the extent required following the payment of all Available Payment Amounts as described above, the Securities Administrator will withdraw amounts in the Net WAC Rate Carryover Reserve Account, to the extent of the aggregate amount of Net WAC Rate Carryover Amount for such Payment Date, and pay the amounts withdrawn to holders of the Class A Notes.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the HELOCs and other assets of the trust estate, while the Offered Notes are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the HELOCs.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)	0.500% per annum of the principal balance of each HELOC	Servicer	Interest collections on the HELOCs	Monthly

Master Servicing Fee(1)	0.0225% per annum of the principal balance of each HELOC	Master Servicer	Interest collections on the HELOCs	Monthly

Credit Risk Manager Fee(1)	0.009% per annum of the principal balance of each HELOC	Credit Risk Manager	Interest collections on the HELOCs	Monthly

Note Insurer Premium(2)	0.15% per annum of the Note Principal Balance of the Class A Notes	Note Insurer	All collections on the HELOCs	Monthly

Servicing Advances	To the extent of funds available, the amount of any Servicing Advances	Servicer or Master Servicer, as applicable	With respect to each HELOC, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that HELOC	Time to Time

Nonrecoverable Servicing Advances	The amount of any Servicing Advances deemed non-recoverable	Servicer or Master Servicer, as applicable	All collections on the HELOCs	Time to Time

Reimbursement for certain expenses, costs and liabilities incurred by the Servicer, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Note Insurer, the Sponsor or the Depositor in connection with any legal action (including threatened legal actions) relating to the operative agreements, the notes or the certificates (3)
	The amount of the expenses, costs and liabilities incurred	Servicer, Master Servicer, Securities Administrator, Indenture Trustee, Note Insurer Sponsor or Depositor, as applicable	All collections on the HELOCs	Time to Time

Reimbursement for amounts paid by the Note Insurer under the Policy, indemnification amounts and other reimbursement amounts.
The aggregate of any payments made with respect to the Class A Notes by the Note Insurer under the Policy to the extent not previously reimbursed, plus interest on that amount at a rate equal to the prime rate plus 3 percentage points, plus any other amounts owing to the Note Insurer under the sale and servicing agreement, the insurance and indemnification agreement or the Indenture plus interest thereon.
		Note Insurer	Available Payment Amount	Time to Time

Indemnification expenses	Amounts for which the Sponsor, the Servicer, the Master Servicer, the Securities Administrator, the Indenture Trustee and the Depositor are entitled to indemnification (4)	Servicer, Master Servicer, Securities Administrator, the Indenture Trustee Sponsor or Depositor, as applicable	All collections on the HELOCs	Time to Time

Indemnification expenses	Amounts for which the Indenture Trustee, Owner Trustee or the Custodian is entitled to indemnification (5)	Indenture Trustee, Owner Trustee or Custodian, as applicable	All collections on the HELOCs	Time to Time

Reimbursement for any amounts payable by the Indenture Trustee or Securities Administrator for recording of assignments of mortgages to the extent not paid by the Sponsor	The amounts paid by the Indenture Trustee or Securities Administrator	Indenture Trustee or Securities Administrator	All collections on the HELOCs	Time to Time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the Servicer or the Master Servicer
The amount of costs incurred by the Master Servicer or the Indenture Trustee in connection with the transfer of
servicing to the Master Servicer or a successor servicer or by the Indenture Trustee in the event of termination the Master Servicer, to the extent not paid by the terminated Servicer or Master Servicer
		Indenture Trustee or Master Servicer, as applicable	All collections on the HELOCs	Time to Time

Reimbursement for any expenses incurred by the Indenture Trustee or Securities Administrator in connection with a tax audit of the trust	The amount incurred by the Indenture Trustee or Securities Administrator in connection with a tax audit of the trust	Indenture Trustee and Securities Administrator	All collections on the HELOCs	Time to Time
____________________________________
(1) The servicing fee, master servicing fee and credit risk manager fee is paid on a first priority basis from collections allocable to interest on the HELOCs, prior to payments to the Noteholders.
(2) The premium payable to the Note Insurer is paid on a first priority basis from interest collections on the HELOCs, prior to payments to the Noteholders.
(3) The Master Servicer pays securities administrator fees, indenture trustee fees and ongoing custodial and safekeeping fees out of its compensation.
(4) See “The Master Servicer, the Securities Administrator and the Custodian” herein.
(5) See “The Indenture“ and“The Master Servicer, the Securities Administrator and the Custodian” herein.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Notes consists of overcollateralization and a financial guaranty insurance policy issued by the Note Insurer as described under “—Overcollateralization Provisions” and “—The Policy” in this free writing prospectus.

Overcollateralization Provisions

The weighted average Mortgage Rate for the HELOCs, less the Administration Fee Rate and the premium payable to the Note Insurer is expected to be higher than the Note Rate on the Offered Notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the Offered Notes or make distribution to the Class G Certificates. Additional excess interest will be generated by the portion of the HELOC Pool represented by the Overcollateralization Amount.

With respect to any Payment Date, any Net Monthly Excess Cashflow will be paid as follows:

(i)	first, to reimburse the Class A Notes for Allocated Realized Loss Amounts allocated to the Class A Notes and not covered by payments made by the Note Insurer under the Policy or previously reimbursed;

(ii)	second, to the Note Insurer, any Reimbursement Amounts, to the extent not previously reimbursed;

(iii)
third, beginning on the Payment Date in October 2006, to the Class A Notes (to be paid as part of the Available Principal Payment Amount) and to the Class G Certificates (to be paid as part of the Class G Principal Payment Amount) in order to reduce its Note Principal Balance or Certificate Principal Balance, respectively, to the extent necessary to reach or maintain the Required Overcollateralization Amount;

(iv)	fourth, to pay the Note Insurer any other amount owed to the Note Insurer pursuant to the Insurance Agreement;

(v)	fifth, to deposit into the Net WAC Rate Carryover Reserve Account, any Net WAC Rate Carryover Amounts on the Class A Notes; and

(vi)	sixth, to pay any remaining amount to the Issuer for distribution to the Class CE Certificates and Class R Certificates.

As of the Closing Date, the aggregate principal balance of the HELOCs as of the Cut-off Date will not exceed the Note Principal Balance of the Offered Notes and the Certificate Principal Balance of the Class G Certificates. The Indenture will require that, on each Payment Date, the Net Monthly Excess Cashflow, to the extent available after payment of the amounts in clauses (i) and (ii) above, be applied on that Payment Date as an accelerated payment of principal on the Class A Notes and Class G Certificates in order to reach the Required Overcollateralization Amount. Once the Required Overcollateralization Amount is reached the Indenture will require that, on each Payment Date, the Net Monthly Excess Cashflow, to the extent available after payment of the amounts in clauses (i) and (ii) above, be applied on that Payment Date as an accelerated payment of principal on the Class A Notes and Class G Certificates to the extent necessary in order to maintain such Required Overcollateralization Amount. In the event that Realized Losses are incurred on the HELOCs, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the HELOCs without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Notes and the Class G Certificates. Such payments from the Net Monthly Excess Cashflow will have the effect of accelerating the amortization of the Offered Notes and the Class G Certificates relative to the amortization of the HELOCs, and of increasing the Overcollateralization Amount.

On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to 5.10% of the then current aggregate outstanding principal balance of the HELOCs (after giving effect to principal payments to be distributed on the related Payment Date), subject to the Overcollateralization Floor. In the event that the Required Overcollateralization Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Notes and the Class G Certificates on the related Payment Date will be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.

With respect to each Payment Date, the Overcollateralization Reduction Amount, after taking into account all other payments to be made on the related Payment Date, will be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Notes and Class G Certificates relative to the amortization of the HELOCs, and of reducing the Overcollateralization Amount. However, if on any Payment Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Payment Date.

Allocation of Losses.

With respect to any defaulted HELOC that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the noteholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related HELOC was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer or the Master Servicer for Servicing Advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the HELOC. With respect to any defaulted HELOC that is charged off, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, plus interest thereon from the date on which interest was last paid through the last day of the month in which the related HELOC was charged off, plus amounts reimbursable to the Servicer or the Master Servicer for Servicing Advances and other related expenses, including attorneys’ fees. The amount of loss realized and any Bankruptcy Losses are referred to in this free writing prospectus as “Realized Losses.” In the event that amounts recovered in connection with the final liquidation of a defaulted HELOC are insufficient to reimburse the Servicer or the Master Servicer for Servicing Advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to any remittance to the Securities Administrator of funds for payment on the Class A Notes or the Certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted HELOC, the amount of the Realized Loss with respect to that defaulted HELOC will be reduced to the extent such recoveries are applied to reduce the Note Principal Balance of the Notes and Certificate Principal Balance of the Class G Certificates on any Payment Date.

Any Realized Losses on the HELOCs will have the effect of: first, reducing Net Monthly Excess Cashflow, second, reducing amounts payable to the Class CE Certificates. If on any Payment Date after all payments of principal and interest (other than distributions of payments made under the Policy) the aggregate principal balance of the HELOCs as of the last day of the related Collection Period is less than the aggregate Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class G Certificates, that shortfall will be allocated to the Class A Notes and Class G Certificates on a pro rata basis based on the Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class G Certificates until the Note Principal Balance and Certificate Principal Balance thereof, as applicable are reduced to zero; provided, however, that any such Realized Losses allocated to the Class A Notes will be covered by the Policy and will not reduce the Note Principal Balance of the Class A Notes unless the Note Insurer fails to pay such amount.

Except as described below, once Realized Losses have been allocated to the Class A Notes and the Class G Certificates, such amounts will no longer accrue interest, and such amounts will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Class A Notes (to the extent not reimbursed pursuant to the Policy) and to the Class G Certificates from Net Monthly Excess Cashflow according to the priorities set forth under “—Overcollateralization Provisions” above.

Any allocation of a Realized Loss to the Class A Notes and Class G Certificates will be made by reducing the Note Principal Balance of the Class A Notes, to the extent not covered by the Note Insurer, or the Certificate Principal Balance of the Class G Certificates, as applicable, by the amount so allocated as of the Payment Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Note Principal Balance of the Class A Notes or Certificate Principal Balance of the Class G Certificates be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any HELOC, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the HELOC, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a HELOC as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Payment Amount in accordance with the priorities described under “Description of the Securities” in this free writing prospectus and the Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class G Certificates, to the extent reduced by the allocation of a Realized Loss, will be increased on a pro rata basis based on the amount of such Realized Loss, but only to the extent that such note or certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) from Net Monthly Excess Cashflow as described under “Description of the Securities—Overcollateralization Provisions” in this free writing prospectus. Holders of Class A Notes and Class G Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Payment Date on which such increase occurs.

Reports to Noteholders

On each Payment Date, the Securities Administrator will make available to each noteholder, the Note Insurer and the Depositor a statement generally setting forth, among other information:

1. the applicable Interest Accrual Periods and general Payment Dates;

2. the total cash flows received and the general sources thereof (including Principal Collection Amount and the Interest Collection Amount);

3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4. the amount of the related payment to holders of the Offered Notes and Class G Certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

5. the amount of such payment to holders of the Offered Notes and Class G Certificates allocable to interest;

6. the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the Offered Notes (if any);

7. the Note Principal Balance of the Class A Notes and Certificate Principal Balance of the Class G Certificates before and after giving effect to the payment of principal and allocation of Allocated Realized Loss Amounts on such Payment Date;

8. the number and principal balance of all the HELOCs for the following Payment Date;

9. the Note Rate for the Class A Notes for such Payment Date;

10. the aggregate amount of Servicing Advances included in the payments on the Payment Date (including the general purpose of such Servicing Advances);

11. the number and aggregate principal balance of any HELOCs that were (A) delinquent (exclusive of HELOCs in foreclosure) using the “OTS” method (1) One scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any HELOCs in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13. with respect to any HELOC that was liquidated during the preceding calendar month, the loan number and principal balance of, and Realized Loss on, such HELOC as of the end of the related Collection Period;

14. whether the Stepdown Date or a Rapid Amortization Event has occurred and whether a Trigger Event is in effect;

15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Collection Period;

16. the cumulative Realized Losses through the end of the preceding month;

17. the six-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate principal balance of the HELOCs that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the principal balances of all of the HELOCs;

18.  with respect to the Class A Notes, the amount of payments, if any, to holders of such Notes provided by the Policy;

19. the amount of draws on the HELOC.

On each Payment Date, the Securities Administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 312-904-4373. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports in each case, prepared and filed by the Securities Administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Note of record during the previous calendar year a statement containing information necessary to enable noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

THE NOTE INSURER

The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, “Financial Security” or “FSA”).

Financial Security accepts no responsibility for the accuracy or completeness of this free writing prospectus, or any other information or disclosure contained herein or therein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Note Insurer and its affiliates set forth under this heading or incorporated by reference herein. In addition, Financial Security makes no representation regarding the notes or the advisability of investing in the Offered Notes.

General

FSA, which is referred to in this free writing prospectus as the “Note Insurer” is a financial guaranty insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an Issuer’s obligations--thereby enhancing the credit rating of those obligations--in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as “Holdings”. Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York, 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.

Ratings

FSA's financial strength is rated “triple-A” by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services, and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See “Ratings” in this free writing prospectus.

Capitalization

The following table sets forth the capitalization of FSA and its subsidiaries as of March 31, 2006 (unaudited) on the basis of accounting principles generally accepted in the United States of America:

March 31, 2006 (In thousands) (Unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$1,509,575
Surplus Notes	108,850

Shareholder's Equity: Common Stock	15,000
Additional Paid-In Capital	844,626
Accumulated Other Comprehensive Income (net of deferred income taxes)	76,730
Accumulated Earnings	2,004,405
Total Shareholder's Equity	2,940,761

Total Deferred Premium Revenue (net), Surplus Notes Shareholder's Equity.	$4,559,186

For further information concerning FSA, see the Consolidated Financial Statements of FSA and its subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA’s financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

In addition to the documents of the trust filed with the SEC, the financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Holdings with the SEC are hereby incorporated by reference:

(a)  Annual Report on Form 10-K for the year ended December 31, 2005 (audited) and

(b)  Quarterly Report on Form 10-Q for the period ended March 31, 2006 (unaudited).

All financial statements of Financial Security Assurance Inc. included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing of this prospectus supplement and before the termination of the offering of the notes will be deemed incorporated by reference into this prospectus supplement. The Depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insurance Regulation

FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

THE POLICY

The Policy will be issued by the Note Insurer by the Closing Date pursuant to the Insurance and Indemnity Agreement (the “Insurance Agreement” ) to be dated as of the Closing Date, among the Sponsor, the Issuing Entity, the Depositor, the Securities Administrator the Indenture Trustee and the Note Insurer.

Simultaneously with the issuance of the Offered Notes, the Note Insurer will deliver the Policy to the Securities Administrator on behalf of the Indenture Trustee for the benefit of each Noteholder. Under the Policy, the Note Insurer unconditionally and irrevocably guarantees to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) accrued and unpaid interest for payment each date due on the Offered Notes calculated in accordance with the original terms of the Offered Notes (without regard to any increase in the margin following the Optional Redemption Date) and the Indenture after giving effect to amendments or modifications to which the Note Insurer has given its written consent, and (ii) the Guaranteed Principal Payment Amount (clauses (i) and (ii) collectively, the “Scheduled Payments”) and (iii) the amount of any distribution of principal or interest to any Noteholder which distribution subsequently is avoided in whole or in part as a preference payment under applicable law.

“Scheduled Payments” will not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder, any Relief Act shortfalls, Prepayment Interest Shortfalls or any Net WAC Rate Carryover Amounts that may be incurred or that may be distributable to the Offered Notes. Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the issuing entity, an election by the issuing entity to pay principal on an accelerated basis, the occurrence of an event of default under the Indenture or any other cause, unless the Note Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Note Insurer does not so elect, the Policy will continue to guarantee payment on the Offered Notes in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the Offered Notes attributable to any increase in interest rate, penalty or other sum payable by the issuing entity by reason of any default or event of default in respect of the Offered Notes, or by reason of any deterioration of the creditworthiness of the issuing entity, nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Noteholder.

The “Guaranteed Principal Payment Amount” means: (a) on the Payment Date in February 2031, the amount needed to pay the outstanding Note Principal Balance of the Offered Notes, (b) for any other Payment Date, the Trust Allocation Percentage of the aggregate amount, if any, by which the aggregate Note Principal Balance of Class A Notes and the Certificate Principal Balance of the Class G Certificates, in each case following the distribution of Available Payment Amount on that Payment Date, exceeds the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period.

Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Note Insurer following receipt by the Note Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon New York City time, on the second Business Day following receipt of such notice for payment and (2) 12:00 noon New York City time, on the date on which such payment was due on the Offered Notes.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Note Insurer shall cause that payment to be made on the later of (a) the date when due to be paid pursuant to the order described below and (b) the first to occur of (1) the fourth Business Day following receipt by the Note Insurer from the Securities Administrator of:

(A) a certified copy of the order (the “Order”) of the court or other governmental body which exercised jurisdiction to the effect that the related Noteholder is required to return principal or interest paid on such certificate during the term of the related Policy because those distributions were avoidable as preference payments under applicable bankruptcy law,

(B) a certificate of the related Noteholder that the Order has been entered and is not subject to any stay, and

(C) an assignment duly executed and delivered by the related Noteholder in the form as is reasonably required by the Policy and provided to the related Noteholder by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the related holder, as applicable, relating to or arising under the Offered Notes against the trust or otherwise with respect to the preference payment, and (2) the date of receipt by the Note Insurer from the Securities Administrator of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of receipt, the Note Insurer shall have received written notice from the Securities Administrator that the items referred to in clauses (A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Securities Administrator or any holder of a note directly, unless such holder has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case the payment shall be disbursed to the Securities Administrator for distribution to the Noteholder upon proof of payment reasonably satisfactory to the Note Insurer. In connection with the foregoing, the Note Insurer shall have the rights provided pursuant to the Indenture of the holders of the Offered Notes, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each holder of a note in the conduct of any proceeding with respect to a preference claim.

The terms “receipt” and “received,” with respect to the Policy, shall mean actual delivery to the Note Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon., New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Securities Administrator is not in proper form or is not properly completed, executed or delivered or contains a misstatement, it shall be deemed not to have been received, and the Note Insurer or the fiscal agent shall promptly so advise the Securities Administrator and the Securities Administrator may submit an amended notice.

Under the Policy, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, Chicago, Illinois or any other location of any successor Servicer, successor Securities Administrator or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

“Term of the Policy” means the period from and including the date of issuance of the Policy to and including the date on which (i) the principal balance of the Class A1 Notes is reduced to zero after giving effect to all payments, (ii) any period during which any payment on the Offered Notes could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

The Note Insurer’s obligations under the Policy in respect of Scheduled Payments will be discharged to the extent funds are transferred to the Securities Administrator as provided in the Policy whether or not such funds are properly applied by the Securities Administrator.

The Note Insurer shall be subrogated to the rights of the Noteholders to receive payments of principal and interest to the extent of any payment by the Note Insurer under the Policy.

The Note Insurer shall not be required to make any payment to the extent that any force majeure event or governmental act prevents the insurer from performing its obligations under the Policy or such performance is otherwise rendered impossible, in which event the Note Insurer agrees to (i) use commercially reasonable efforts to perform its obligations under the Policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under the Policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Note Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Note Insurer for borrowed money. Claims against the Note Insurer under the Policy and claims against the Note Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Note Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuing entity. The Policy may not be canceled or revoked prior to payment in full of all Scheduled Payments with respect to the Offered Notes. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

Rights of the Note Insurer

Under the terms of the Trust Agreement, the Sale and Servicing Agreement and the Indenture, unless a note insurer default exists, the Note Insurer will be entitled to exercise the voting rights of the holders of the Class A Notes. In addition, unless a note insurer default exists, the Note Insurer will have the right to direct all matters relating to, among other things, (i) the termination of the Servicer and Master Servicer under the terms of the Sale and Servicing Agreement and the appointment of any successor; (ii) the waiver or non-waiver of defaults by the Servicer or Master Servicer under the Sale and Servicing Agreement or with respect to the Offered Notes under the Indenture; and (iii) the removal of the Securities Administrator or the Indenture Trustee under the terms of the applicable agreements and the appointment of any successor. The Note Insurer will have the right to consent to any amendment of the Trust Agreement, the Sale and Servicing Agreement or the Indenture.

THE ORIGINATOR

GreenPoint Mortgage Funding, Inc.

For a description of the underwriting guidelines applicable to the HELOCs purchased from GreenPoint and certain other information with respect to GreenPoint, see“Underwriting Standards—GreenPoint Mortgage Funding, Inc.” herein.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://regab.db.com.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable), any period before January 1, 2006.

ISSUING ENTITY

ACE Securities Corp. Home Equity Loan Trust, Series 2006-GP1 is a statutory trust to be formed under the laws of the State of Delaware under the trust agreement for the purposes described in this free writing prospectus. The trust agreement will constitute the governing instrument under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than:

•  acquiring and holding the loans and the other assets of the issuing entity and related proceeds;

•  issuing the Offered Notes and the Certificates;

•  making payments on the Offered Notes and the Certificates;

•  making payments to the Note Insurer in respect of the premium and Reimbursement Amounts; and

•  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing.

The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at 1100 N. Market Street, Wilmington, Delaware 19890-0001.

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the Depositor are, in general, to acquire, own and sell home equity loans and other types of mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $30 billion.

After issuance and registration of the securities contemplated in this free writing prospectus, the Depositor will have no duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

Through December 31, 2005, the Sponsor has purchased over $26 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	----	----	3,466	1,088,327,305
Alt-A Fixed	----	----	17,892	3,361,707,721
Prime ARM	3,612	1,096,433,033	----	----
Prime Fixed	5,275	986,186,740	----	----
Scratch & Dent/Reperf.	1,376	135,671,795	4,913	500,710,103
Seconds	----	----	5,227	258,281,341
SubPrime	31,174	5,481,240,453	71,747	13,066,859,416
Seasoned	----	----	1,827	165,210,069
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955

SERVICING OF THE HELOCS

General

Primary servicing of the HELOCs will be provided by GreenPoint. GreenPoint will service the HELOCs in accordance with the Sale and Servicing Agreement. The Master Servicer will be required to supervise, oversee and monitor GreenPoint’s performance under the Sale and Servicing Agreement. In the event of a default by GreenPoint under the Sale and Servicing Agreement, the Master Servicer will enforce any remedies against GreenPoint.

The information set forth in the following paragraphs has been provided by GreenPoint.

GreenPoint, a New York corporation, is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company (“North Fork”). North Fork’s other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol “NFB”. GreenPoint was formerly an indirect wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004. On March 12, 2006, North Fork and Capital One Financial Corporation ("Capital One") announced that they signed a definitive agreement in which Capital One will acquire North Fork. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has been servicing residential mortgage loans, including home equity lines of credit (referred to in this section as“mortgage loans”), since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of December 31, 2005, December 31, 2004 and December 31, 2003, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $50 billion, $42.6 billion and $31.9 billion, respectively, of which approximately 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and (ix) generally administering mortgage loans, for which it receives servicing fees.

GreenPoint mails billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due. GreenPoint monitors adjustable rate mortgage loans to capture changes to the applicable index. GreenPoint processes all rate changes and sends written notification to affected borrowers prior to the effective payment date.

When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint’s servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 35 days past due (two payments due but not received) and, may within 45 days thereafter, if the loan remains delinquent, institute appropriate legal action to foreclose on the mortgaged property. GreenPoint may or may not initiate a foreclosure depending on a number of factors, including, but not limited to, the value of the underlying property and whether the borrower’s first lien mortgage is also in default. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

If foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint’s business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint’s foreclosure and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

GreenPoint Mortgage Funding, Inc.

Overall Mortgage Portfolio Delinquency and Foreclosure Experience

(dollars in thousands)

	At December 31,						At March 31,
	2003		2004		2005		2006
	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio
Total Portfolio*	212,711	6.20%	286,698	3.41%	289,304	3.74%	281,407	3.00%

Period of Delinquency
30-59 days	6,381	3.00%	4,931	1.72%	6,065	2.10%	4,400	1.56%
60-89 days	2,056	0.97%	1,333	0.46%	1,626	0.56%	1,138	0.40%
90 days or more	1,922	0.90%	1,799	0.63%	2,138	0.74%	1,742	0.62%

Total Delinquencies (excluding Foreclosures)**	10,359	4.87%	8,063	2.81%	9,829	3.40%	7,280	2.59%

Foreclosures Pending	2,831	1.33%	1,709	0.60%	988	0.34%	1,156	0.41%

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
** Percentages may not total properly due to rounding.

Servicing and Other Compensation and Payment of Expenses; Amendments to Credit Line Agreements

The Servicer will provide customary servicing functions with respect to the HELOCs. the Servicer is not obligated under any circumstances to make advances of delinquent principal and interest payments on the HELOCs. In managing the liquidation of defaulted HELOCs, the Servicer will have sole discretion to take such action in maximizing recoveries to the noteholders and the Note Insurer including, without limitation, selling defaulted HELOCs and REO properties as described in the sale and servicing agreement dated as of the Cut-off Date among the Depositor, the Issuing Entity, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Sponsor and the Originator (the “Sale and Servicing Agreement”).

The Servicer may waive, modify or vary any term of any HELOC or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is in accordance with the servicing standard set forth in the sale and Servicing Agreement; provided, however, that the Servicer will not permit any modification with respect to any HELOC that would change the mortgage interest rate except as provided in the related loan documents, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal balance (except in connection with the Servicer’s permitted allowance of certain loans having a senior lien priority to the related loan and except for actual payments of principal) or that would both (A) effect an exchange or reissuance of such HELOC under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC created under the Sale and Servicing Agreement to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

In the course of performing its servicing obligations, the Servicer will pay all customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, and repair of a mortgaged property, (ii) any enforcement or judicial proceedings with respect to a HELOC, including foreclosure actions and(iii) the management and liquidation of REO Property. Each such expenditure will constitute a “Servicing Advance.” Servicing Advances are required to be made on each HELOC only to the extent they are deemed by the Servicer to be recoverable. The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related HELOC, including liquidation proceeds, condemnation proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the HELOC.

The principal compensation to be paid to the Servicer in respect of the servicing activities performed by the Servicer will be a servicing fee (the “Servicing Fee”), as set forth under “Description of the Securities—Table of Fees and Expenses”, calculated using a per annum rate multiplied by the principal balance of each HELOC, in this free writing prospectus. Amounts collected in respect of interest on the HELOCs each month will be remitted by the Servicer to the Master Servicer net of the Servicing Fee payable to the Servicer for such month.

As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the HELOCs, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any related escrow account.

The Servicer will be obligated to pay insurance premiums and other ongoing expenses associated with the HELOCs in connection with their responsibilities under the Sale and Servicing Agreement, and are entitled to reimbursement for these expenses as provided in the Sale and Servicing Agreement. See “Description of the Agreement-Material Terms of the Sale and Servicing Agreements and Underlying Servicing Agreements-Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

Payments on HELOCs; Deposits to Collection Account

The Servicer will establish and maintain or cause to be maintained a separate trust account or accounts (the “Collection Account”) for the benefit of the noteholders and the Note Insurer. The Collection Account will be an Eligible Account (as defined in the Sale and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the HELOCs (excluding amounts representing the Servicing Fees or other servicing compensation, reimbursement for Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator. All investment income on funds in the Collection Account will be for the benefit of the Servicer.

Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the noteholders and the Note Insurer will be considered a Permitted Investment:

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating such paper, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Indenture Trustee or the Securities Administrator in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the notes by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the Indenture Trustee, the Securities Administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Securities Administrator, the Indenture Trustee or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a HELOC, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a HELOC, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act and similar state or local laws to any HELOC could adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such HELOCs. The Servicer will not remit any shortfalls in interest attributable to prepayments or the application of the Relief Act or any similar state or local laws. Accordingly, the effect of interest shortfalls resulting from principal prepayments in part and in full on the HELOCs received during the related Collection Period (a “Prepayment Interest Shortfall”) or any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for payment to noteholders. Any such shortfalls will be allocated among the notes and certificates as provided under “Description of the Securities-Interest Payments on the Offered Notes” and “-Overcollateralization Provisions” in this free writing prospectus. See “Certain Legal Aspects of the HELOCs-Servicemembers Civil Relief Act” in the prospectus. The Policy issued in connection with the Class A Notes will not cover such Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year on or before the date set forth in the Sale and Servicing Agreement, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the Depositor, the Master Servicer, the Note Insurer and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Sale and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Sale and Servicing Agreement will also provide for delivery to the Master Servicer, the Note Insurer and the Securities Administrator, each year on or before the date set forth in the Sale and Servicing Agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Sale and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the Securities Administrator at the address of the Securities Administrator set forth under “The Master Servicer, the Securities Administrator and the Custodian” in this free writing prospectus. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Removal or Resignation of the Servicer

“Servicer Events of Default” under the Sale and Servicing Agreement will include: (1) any failure by the Servicer to remit any payment required to be made under the Sale and Servicing Agreement, which failure continues unremedied for a period of one business day following the earlier of the Servicer’s actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Securities Administrator or the Note Insurer; (2) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in the Sale and Servicing Agreement which continues unremedied for a period of thirty days (except that such number of days will be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under the servicing agreement) following the earlier of the Servicer’s actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Securities Administrator, the Indenture Trustee or the Note Insurer; (3) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (each, an “Insolvency Event”); or (4) the Servicer fails to duly perform, within the required time period, its obligations relating to its delivery requirements in connection with the statement of compliance, the independent public accountants’ servicing report or its obligations to afford access to certain documentation, which failure continues unremedied for a period of three days following the earlier of the Servicer’s actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Securities Administrator, the Sponsor, the Note Insurer or the Depositor.

So long as a Servicer Event of Default remains unremedied, the Note Insurer if there exists no note insurer default (or otherwise either the Master Servicer or noteholders holding notes evidencing at least 51% of the percentage interests in the trust), may terminate all of the rights and certain obligations of the Servicer under the Sale and Servicing Agreement and in and to the HELOCs, whereupon the collection and servicing responsibilities of the Servicer shall be transferred to the Master Servicer or another successor as provided in the Sale and Servicing Agreement. Effective on the date of such notice of termination, as compensation therefor, the Master Servicer will be entitled to all compensation, reimbursement of expenses and indemnification that the Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Master Servicer will not be (i) liable for any acts or omissions of the Servicer, (ii) responsible for expenses of the Servicer or (iii) obligated to deposit losses on any permitted investment directed by the Servicer and there will be a period of transition, not to exceed 90 days, before the servicing functions can be transferred to the Master Servicer. Notwithstanding the foregoing, if the Master Servicer is unwilling to so act, or if it is prohibited by applicable law from making Servicing Advances or if it is otherwise unable to so act, the Note Insurer may appoint a successor Master Servicer and if the Note Insurer fails to do so, the Master Servicer may appoint or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then current rating of the Notes by each rating agency (without regard to the Policy) as the successor to the Servicer pursuant to the Sale and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer pursuant to the Sale and Servicing Agreement.

Any successor Servicer will be required to be a servicer that is acceptable to the Note Insurer, that has all licenses and permits required to perform its obligations under the servicing agreement, that has a net worth of at least $25,000,00., and will have executed and delivered to the Depositor, the Note Insurer and the Master Servicer an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than any liabilities of the Servicer hereof incurred prior to termination of the Servicer as set forth in the Sale and Servicing Agreement), with like effect as if originally named as a party to the Sale and Servicing Agreement, provided that each rating agency will have acknowledged in writing that its rating of the Offered Notes in effect immediately prior to such assignment and delegation (without regard to the Policy) will not be qualified or reduced as a result of such assignment and delegation.

Pending appointment of a successor to the Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, will act in such capacity as provided in the Sale and Servicing Agreement. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on HELOCs or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Controlling Party will be in excess of that permitted the Master Servicer hereunder. The Master Servicer and such successor will take such action, consistent with the Sale and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor servicer will be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Master Servicer in connection with the termination of the Servicer, appointment of a successor servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or the successor servicer to master service the HELOCs properly and effectively, to the extent not paid by the terminated servicer, will be payable to the Master Servicer pursuant to the Sale and Servicing Agreement.

Upon any termination or appointment of a successor to the Servicer, the Securities Administrator will give prompt written notice thereof to Noteholders and Certificateholders of record pursuant to the Indenture and the Sale and Servicing Agreement, to the Note Insurer and to the rating agencies.

The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Note Insurer and the Indenture Trustee or (2) upon the satisfaction of the following conditions:

(a) the Servicer has proposed a successor servicer to the Note Insurer, the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b) the proposed successor servicer services HELOCs in the jurisdictions in which the related Mortgaged Properties are located;

(c) the Rating Agencies have confirmed to the Securities Administrator that the appointment of the proposed successor servicer as the servicer under the Sale and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Notes (without regard to the Policy); and

(d) the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this free writing prospectus as an “approved servicer.”

THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE CUSTODIAN

General

The information set forth in the following five paragraphs has been provided by LaSalle Bank National Association.

LaSalle Bank National Association (“LaSalle”) will act as master servicer and Securities Administrator pursuant to the Sale and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. The long-term unsecured debt of LaSalle is rated “A+” by S&P, “Aa3” by Moody’s and “AA-” by Fitch Ratings.

Master Servicer. LaSalle launched its master servicing business in June 2005. As of April 30, 2006, LaSalle had a master servicing portfolio of 14 residential mortgage-backed securitization transactions with an outstanding principal balance of approximately $8.5 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle’s master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry. As further described in the Sale and Servicing Agreement, LaSalle, as Master Servicer, will (i) supervise, oversee and monitor the performance by the Servicer of its obligations under the Sale and Servicing Agreement, (ii) review certain reports, information and data provided to it by the Servicer, (iii) enforce the obligations, covenants and conditions of the Servicer as set forth in the Sale and Servicing Agreement, (iv) monitor the Servicer’s servicing activities with respect to each HELOC, (v) reconcile the results of such monitoring with the information and data provided to the Master Servicer by the Servicer on a monthly basis, (vi) coordinate necessary corrective adjustments to the Servicer’s and Master Servicer’s records, (vii) based on such reconciled and corrected information, provide such information to the Securities Administrator as will be necessary in order for it to perform calculations in respect of the Notes and prepare the monthly statement to Noteholders, and (viii) enforce any remedies available to the trust against the Servicer for the Servicer’s failure to perform its obligations under the Sale and Servicing Agreement, including terminating the Servicer and appointing a successor servicer (which could be the Master Servicer).

The Depositor, the Sponsor, the Owner Trustee, the Indenture Trustee, the Note Insurer and the Servicer may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle’s corporate trust office for master servicing purposes is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - ACE Home Equity Loan Trust 2006-GP1 or at such other address as LaSalle may designate from time to time.

The Master Servicer will pay the Securities Administrator’s and Indenture Trustee’s fees in respect of their obligations under the Sale and Servicing Agreement, Indenture or Trust Agreement, as applicable, pursuant to a separate fee agreement.

Securities Administrator. LaSalle will be the Securities Administrator under the Sale and Servicing Agreement and the Indenture. LaSalle has extensive experience performing securities administration duties on securitizations of residential mortgage loans. Since 1994, LaSalle has performed securities administration duties on approximately 400 residential mortgage-backed securitization transactions involving mortgage loans and home equity lines of credit. As of April 30, 2006, LaSalle’s portfolio of residential mortgage-backed security transactions for which it performs securities administration services numbered approximately 323 with an outstanding balance of approximately $110.5 billion. Using information set forth in the prospectus supplement, the Securities Administrator will develop the cashflow model for the trust. Based on the monthly information provided by the Servicer and the Master Servicer on the HELOCs, the Securities Administrator will calculate the amount of principal and interest to be paid to the Notes and the Certificates on each Payment Date. In accordance with the cashflow model and based on the monthly loan information provided by the Servicer and the Master Servicer, the Securities Administrator will perform payment calculations, remit payments on the Payment Date and prepare a monthly statement detailing the payments received and the activity on the HELOCs during the Collection Period. In performing these obligations, the Securities Administrator will be able to conclusively rely on the information provided to it by the Servicer and the Master Servicer, and the Securities Administrator will not be required to recompute, recalculate or verify the information provided to it by the Servicers or the Master Servicer.

The Securities Administrator may resign or be removed upon the resignation or removal of the Master Servicer. The Indenture Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Sale and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor securities administrator. The Securities Administrator may also be removed at any time by the Controlling Party. In the event that the Controlling Party removes the Securities Administrator, the compensation of any successor securities administrator will be paid by the Controlling Party to the extent that such compensation exceeds the amount agreed to by the Depositor and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Custodian. The information set forth in the following two paragraphs has been provided by Wells Fargo Bank, National Association.

Wells Fargo Bank is acting as the custodian of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the related mortgage files on behalf of the Indenture Trustee, the Noteholders and the Note Insurer. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of March 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Notes will be a master servicing fee payable for each Payment Date commencing in June 2006, equal to one-twelfth of the product of 0.0225% multiplied by the principal balance of the HELOCs as of the Due Date in the preceding calendar month. In addition, the Master Servicer will be entitled to any interest or other income earned on funds held in the Payment Account from and after the Closing Date.

In the event that a Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Payment Date, the Master Servicer will pay such amount up to the master servicing compensation payable to the Master Servicer on such Payment Date.

Events of Default and Removal of Master Servicer

“Master Servicer Events of Default” under the Sale and Servicing Agreement will include: (1) any failure by the Master Servicer to remit any payment required to be made under the Sale and Servicing Agreement, which failure continues unremedied for a period of one business day following the earlier of the Master Servicer’s actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the Note Insurer; (2) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer set forth in the Sale and Servicing Agreement which continues unremedied for a period of thirty days (except that such number of days will be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under the servicing agreement) following the earlier of the Master Servicer’s actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Indenture Trustee or the Note Insurer; (3) an Insolvency Event shall have occurred; or (4) the Master Servicer fails to duly perform, within the required time period, its obligations relating to its delivery requirements in connection with the statement of compliance, the independent public accountants’ servicing report or its obligations to afford access to certain documentation, which failure continues unremedied for a period of three days following the earlier of the Master Servicer’s actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Sponsor, the Note Insurer or the Depositor.

On and after the time the Master Servicer receives a notice of termination pursuant to the Sale and Servicing Agreement, the Indenture Trustee (unless the Note Insurer appoints another Master Servicer) will automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for in the Sale and Servicing Agreement and after a transition period (not to exceed 90 days), will be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions in the Sale and Servicing Agreement. Effective on the date of such notice of termination, as compensation therefor, the Indenture Trustee, as successor Master Servicer, will be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Indenture Trustee will not be liable for any acts or omissions of the Master Servicer. Notwithstanding the foregoing, if the Indenture Trustee is unwilling to so act or if it is otherwise unable to so act, the Note Insurer may appoint a successor Master Servicer and if the Note Insurer fails to do so, the Indenture Trustee may appoint or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Notes by each rating agency (without regard to the Policy) as the successor to the Master Servicer pursuant to the Sale and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer pursuant to the Sale and Servicing Agreement.

If the Indenture Trustee will succeed to any duties of the Master Servicer respecting the HELOCs as provided herein, it will do so in a separate capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of the Indenture and the Sale and Servicing Agreement concerning the Indenture Trustee’s duties will be inapplicable to the Indenture Trustee in its duties as the successor to the Master Servicer in the servicing of the HELOCs (although such provisions will continue to apply to the Indenture Trustee in its capacity as indenture trustee); the provisions of the Sale and Servicing Agreement relating to the Master Servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the Master Servicer, the Indenture Trustee will give prompt written notice thereof to Noteholders of record pursuant to the Indenture and the Sale and Servicing Agreement and to the Note Insurer and to the rating agencies.

The Payment Account

The Securities Administrator will establish an account (the “Payment Account”) into which will be deposited amounts remitted to it by the Servicer for payment to noteholders on a Payment Date and payment of certain fees and expenses of the trust. The Payment Account will be an Eligible Account (as defined in the Sale and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under “--Payments on HELOCs; Deposits to Collection Account” in this free writing prospectus) maturing on or before the Business Day prior to the related Payment Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Payment Date.

Transfer of Master Servicing

The Master Servicer, with the consent of the Note Insurer, may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the Sale and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer under the Sale and Servicing Agreement (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Indenture Trustee (as evidenced by the Indenture Trustee’s receipt of the written confirmation from the Rating Agencies described below); and (c) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under the Sale and Servicing Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing will deliver to the Indenture Trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Sale and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Sale and Servicing Agreement. No such assignment or delegation will affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The Servicer and any director, officer, employee or agent of the Servicer will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the Sale and Servicing Agreement

The Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the Sale and Servicing Agreement.

The Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the Sale and Servicing Agreement.

The Custodian and any director, officer, employee or agent of the Custodian will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the custodial agreement, dated as of the Cut-off Date, among the Indenture Trustee, the Custodian and the Servicer (the “Custodial Agreement”).

The Owner Trustee and any director, officer, employee or agent of the Owner Trustee will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the amended and restated trust agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee (the “Trust Agreement”).

The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the indenture, dated as of the Closing Date, between the Issuing Entity and the Indenture Trustee (the “Indenture”).

The Note Insurer and any director, officer, employee or agent of the Note Insurer will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the Insurance Agreement.

THE INDENTURE

Deutsche Bank National Trust Company (“DBNTC”) will be the Indenture Trustee under the Indenture. The Depositor, the Securities Administrator and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Indenture Trustee. The Indenture Trustee’s corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration-DB06GC or at such other address as the Indenture Trustee may designate from time to time.

DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of indenture trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Indenture. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Indenture Trustee on behalf of the holders of the Offered Notes.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement and the Sale and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission.

DBNTC may resign at any time, in which event the Depositor will be obligated to appoint a successor Indenture Trustee. The Depositor may also remove DBNTC if it ceases to be eligible to continue as such under the Indenture or the Sale and Servicing Agreement, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of DBNTC or its property, or if the credit rating of DBNTC falls below certain levels. Upon such resignation or removal of DBNTC, the Depositor will be entitled to appoint a successor indenture trustee with the consent of the Note Insurer. DBNTC may also be removed at any time by the Controlling Party. Any such resignation or removal of DBNTC and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

In addition to having express duties under the Indenture and the Sale and Servicing Agreement, the Indenture Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Indenture Trustee will be subject to certain federal laws including the Trust Indenture Act f 1939 and, because the Indenture and the Sale and Servicing Agreement are governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the Indenture Trustee will, in the administration of its duties under the Indenture and the Sale and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. The Indenture provides that the Indenture Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Events of Default

Notwithstanding the prospectus, an “Event of Default” under the Indenture with respect to the notes is as follows: (a) the failure of the Issuing Entity to pay the principal of any Offered Note in full by the Final Stated Maturity Date; (b) a default by the Issuing Entity in the observance of certain negative covenants in the Indenture; (c) a default by the Issuing Entity in the observance of any other covenant in the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee, the Note Insurer (so long as any Class A Notes are outstanding or any amounts are due and owing to the Note Insurer and a Note Insurer default has not occurred and is continuing) or by the holders of at least 25% of the Note Principal Balance of the Offered Notes and Certificate Principal Balance of the Certificates, as applicable; (d) any representation or warranty made by the Issuing Entity in the Indenture or in the Offered Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee, the Note Insurer (so long as any Class A Notes are outstanding or any amounts are due and owing to the Note Insurer and a Note Insurer default has not occurred and in continuing) or by the holders of at least 25% of the Note Principal Balance of the Notes and Certificate Principal Balance of the Certificates, as applicable, with the consent of the Note Insurer (so long as any Class A Notes are outstanding or any amounts are due and owing to the Note Insurer and a Note Insurer default has not occurred and is continuing); (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity; (f) the Issuing Entity becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended or (g) the Issuing Entity is characterized as an association or partnership taxable as a corporation.

In no event will the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the Indenture Trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Indenture and the Sale and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The Indenture Trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Indenture and Sale and Servicing Agreement as set forth thereof except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

Rights upon Event of Default

In case an Event of Default should occur and be continuing with respect to the notes, then (in every such case) the Indenture Trustee, at the written direction of the Controlling Party may declare the principal of the notes, together with accrued and unpaid Interest Payment Amounts thereon through the date of acceleration, to be due and payable. Such declarations in respect of the notes may under certain circumstances be rescinded by the Controlling Party.

If, following an Event of Default, the Offered Notes have been declared due and payable, the Indenture Trustee may, and at the direction of the Controlling Party shall, in connection with a qualified liquidation in accordance with the REMIC provisions of the Code, sell the assets of the trust estate if the proceeds of such sale are at least equal to the greater of (i) the Principal Balance of the HELOCs and the appraised value of any REO Properties and (ii) the fair market value of the HELOCs and the REO Properties, in each case plus accrued and unpaid interest plus unreimbursed servicing advances, any unpaid servicing fees allocable to such HELOCs and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts. If, following an Event of Default, any notes have been declared to be due and payable, the Indenture Trustee may refrain from selling the assets of the trust and continue to apply all amounts received on such assets to payments due on the notes in accordance with their terms, notwithstanding the acceleration of the maturity of the notes.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default has occurred and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the noteholders, unless such noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Controlling Party will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the notes; and the Controlling Party may, in certain cases, waive any default with respect thereto.

Limitation on Suits

No noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) an insurer default shall have occurred and is continuing, (2) such noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (3) the noteholders representing not less than 50% of the aggregate note principal balance of the notes have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (4) such noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (5) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the noteholders representing more than 50% of the aggregate note principal balance of all the notes then outstanding and (7) such Event of Default has occurred and is continuing.

The Indenture Trustee (as such or in its individual capacity) may not, prior to the date which is one year and one day (or, if longer, the then applicable preference period) after the payment in full of all the notes, institute against, or join any other person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under any insolvency law or similar laws. Nothing shall preclude, or be deemed to stop, the Indenture Trustee (with the consent of the Note Insurer if any Insured Securities are outstanding or any amounts are due and owing to the Note Insurer and a note insurer default has not occurred and is continuing) (i) from taking any action (other than joining in the institution of any involuntary insolvency proceeding described below) prior to the expiration of the aforementioned preference period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a person other than the Indenture Trustee, or (ii) from commencing against the Issuer or any of the loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under any insolvency law or similar laws.

Supplemental Indentures

Without the consent of the holders of the Offered Notes but with the consent of the Note Insurer, the Issuer, the Securities Administrator and the Indenture Trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, (b) to add to the covenants of the Issuer; (c) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (d) to cure any ambiguity, to correct or supplement any provision in the Indenture; (e) to make any other provisions with respect to matters or questions arising under the Indenture; (f) to evidence and provide for the acceptance of the appointment of a successor Indenture Trustee or Securities Administrator; or (g) to modify, eliminate or add to the provisions of the Indenture; provided, that such action (as evidenced by either (i) an opinion of counsel delivered to the depositor, the Issuer, the seller, the Securities Administrator, the Note Insurer and the Indenture Trustee or (ii) confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of the Offered Notes will not materially and adversely affect the interests of the holders of the Offered Notes.

The Issuer and the Indenture Trustee also may, with the consent of the Note Insurer and the holders of not less than a majority of the note principal balance or certificate principal balance of each class of securities affected thereby, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of the securities under the Indenture; provided that no such supplemental indenture will, without the consent of the holder of each security affected thereby: (a) change the date of payment of any installment of principal of or interest on any security, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the trust to payment of principal of or interest on the securities, or change any place of payment where, or the coin or currency in which, any security or the interest thereon is payable; (b) reduce the percentage of the note principal balance or certificate principal balance, the consent of the holders of which is required for any such supplemental indenture; (c) reduce the percentage of the note principal balance of the notes or certificate principal balance of Class G Certificates required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the trust; (d) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any security; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the trust or terminate the lien of the Indenture.

THE OWNER TRUSTEE

The information set forth in the following three paragraphs has been provided by Wilmington Trust Company.

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903.  Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Reg AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus.

As compensation for its duties under the Trust Agreement, the Owner Trustee will be paid a fee and any other fees and charges as agreed upon by the Owner Trustee and the Sponsor pursuant to a separate fee agreement. The Indenture will provide that the Owner Trustee is entitled to recover from funds on deposit in the trust’s accounts any amounts due or expenses, costs and liabilities incurred by or reimbursable to the Owner Trustee to the extent such amounts have not previously been paid (but the Owner Trustee may not recover from the trust’s accounts any expenses or disbursements incurred or made by the Owner Trustee, including the compensation and the expenses and disbursements of such party’s agents and counsel, in the ordinary course of such party’s performance in accordance with the provisions of the Trust Agreement, except to the extent that the Sponsor was required to pay such expenses or disbursements pursuant to a separate fee agreement and defaulted in its obligation to do so).

Without limiting any of the foregoing, the Trust Agreement will provide that the Owner Trustee and any director, officer, employee or agent of the Owner Trustee will be entitled to recover from the assets of the trust all reasonable out-of pocket expenses, disbursements and advances and expenses of the Owner Trustee, in connection with any event of default, any breach of the Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Owner Trustee (including the reasonable compensation and disbursements of its counsel), other than any such expense or disbursement as may arise from its gross negligence or intentional misconduct or which is the responsibility of the Sponsor. The Indenture will provide that amounts owing from the trust to the Owner Trustee in respect of the foregoing indemnification may be withdrawn and paid to the Owner Trustee prior to the making of payments on the notes or certificates.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the noteholders or certificateholders under the Trust Agreement under any circumstances, except to the Issuer and Certificateholders for the Owner Trustee’s own misconduct, gross negligence, bad faith or gross negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Owner Trustee under the Trust Agreement.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer and/or Master Servicer regarding certain delinquent and defaulted HELOCs and will report to the Depositor on the performance of such HELOCs, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon loan data that is provided to it by the Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the noteholders. Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.009% multiplied by the then current aggregate principal balance of the HELOCs.

SALE AND SERVICING AGREEMENT

General

The Offered Notes will be issued under the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Sale and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust created under the Trust Agreement will consist of (i) all of the Depositor’s right, title and interest in the HELOCs, the related mortgage notes, Credit Line Agreements, mortgages and other related documents; (ii) all payments on or collections in respect of the HELOCs received after the Cut-off Date, together with any proceeds of the HELOCs; (iii) any Mortgaged Properties acquired on behalf of noteholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these Mortgaged Properties; (iv) the rights of the Indenture Trustee under all insurance policies required to be maintained under the Sale and Servicing Agreement; (v) the rights of the Depositor under the HELOC purchase agreement and (vi) the Net WAC Rate Carryover Reserve Account and any amounts on deposit in the Net WAC Rate Carryover Reserve Account from time to time and any proceeds thereof. Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the trust, the terms and conditions of the Sale and Servicing Agreement and the Offered Notes. The Depositor will provide to a prospective or actual security holder without charge, on written request, a copy, without exhibits, of the Sale and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the HELOCs

On the Closing Date, the Sponsor will transfer to the Depositor and the Depositor will transfer to the trust all of its right, title and interest in and to each HELOC (including any Additional Balances arising during the Managed Amortization Period) and the related Credit Line Agreement, mortgage note, mortgage, assignment of mortgage (in recordable form in blank or to the Indenture Trustee) and other related documents (collectively, the “Related Documents”), including all collections with respect to each such HELOC received after the Cut-off Date (other than collections in respect of Additional Balances created after the Managed Amortization Period and interest thereon). The trust will in turn pledge to the Indenture Trustee under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. Neither the Indenture Trustee nor the trust will have any obligation to make additional funding under the Credit Line Agreements. Concurrently with the trust’s pledge to the Indenture Trustee, the Indenture Trustee or the Securities Administrator on its behalf will deliver or cause to be delivered the Notes on behalf of the Issuing Entity to the Depositor or its designee. Each HELOC transferred to the trust will be identified on a loan schedule delivered to the Indenture Trustee and the Custodian pursuant to the Sale and Servicing Agreement. Such schedule will include information as to the Principal Balance of each HELOC of the Cut-off Date, as well as information with respect to the loan rate and other characteristics of the HELOC.

The Sale and Servicing Agreement will require that, prior to the Closing Date, the Depositor will deliver or cause to be delivered to the Indenture Trustee (or the Custodian, as the Indenture Trustee’s agent for such purpose) the mortgage notes endorsed in blank, and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Indenture Trustee’s interest in the HELOC against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any HELOC electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Indenture Trustee or the Custodian on its behalf will review the HELOCs and the Related Documents pursuant to the Custodial Agreement and, if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following knowledge or notification thereof to the Sponsor by the Indenture Trustee, the Note Insurer or the Custodian, the Sponsor will be obligated either to (i) substitute for such HELOC a Qualified Substitute HELOC; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Sale and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such HELOC at a price (the “Purchase Price”) equal to the outstanding principal balance of such HELOC as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed Servicing Advances made by the Servicer or the Master Servicer plus all unreimbursed costs and damages incurred by the trust and the Indenture Trustee in connection with any violation by any such HELOC of any predatory or abusive lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Payment Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted HELOC (as defined herein) is the sole remedy regarding any defects in the HELOC and Related Documents available to the noteholders.

In connection with the substitution of a Qualified Substitute HELOC, the Sponsor will be required to remit to the Servicer for deposit in the Collection Account for remittance to the Securities Administrator prior to the next succeeding Payment Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted HELOC over the principal balance of such Qualified Substitute HELOC.

A “Qualified Substitute HELOC” is a loan substituted for a Deleted HELOC which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one HELOC for a Deleted HELOC, an aggregate principal balance), not in excess of the principal balance of the Deleted HELOC; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted HELOC and not more than 1% in excess of the Mortgage Rate of such Deleted HELOC; (iii) have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted HELOC and have a Gross Margin equal to or greater than the Deleted HELOC; (iv) have the same Due Date as the Deleted HELOC; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted HELOC; (vi) comply with each representation and warranty as to the HELOCs set forth in the HELOC Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the HELOC being replaced; (viii) have the same lien priority on the related mortgaged property as the HELOC being replaced and (ix) satisfy certain other conditions specified in the Sale and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Indenture Trustee with respect to each HELOC. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each HELOC and the Related Documents, free of any lien; (ii) each HELOC complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the HELOCs are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no HELOC is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico or Illinois; and (iv) no proceeds from any HELOC were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such HELOC. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the noteholders or the Note Insurer in the related HELOC and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted HELOC a Qualified Substitute HELOC or (ii) purchase such Deleted HELOC from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted HELOCs as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted HELOC as a result of a breach of a representation or warranty in the HELOC Purchase Agreement that materially and adversely affects the interests of the noteholders. The Depositor will file the HELOC Purchase Agreement as an exhibit to the Sale and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

HELOCs required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted HELOCs.”

Voting Rights and Controlling Party

At all times, the Class A Notes, the Class G Certificates and the Class CE Certificates will have 99% of the Voting Rights (allocated among the Holders of the Notes, the Class G Certificates and the Class CE Certificates in proportion to the then outstanding Note Principal Balance or Certificate Principal Balance of their respective Notes or Certificates, as applicable, in relation to the aggregate of the Note Principal Balances and Certificate Principal Balances of all Notes and Certificates then outstanding ), and the Class R Certificates shall have 1% of the Voting Rights. The “Controlling Party” at any time will be the Note Insurer, so long as any Class A Note is outstanding or any amounts are due and owing to the Note Insurer and a note insurer default has not occurred and in continuing, or if the Class A Notes are no longer outstanding and all amounts due to the Note Insurer have been paid to it or if a note insurer default has occurred and is continuing, the holder or holders of in excess of 50% of the voting rights.

The Note Insurer will be subrogated to the rights of the holder of the Class A Notes to the extent of any payment by the Note Insurer under the Policy.

Optional Redemption

The Master Servicer or if the Mater Servicer fails to do so the Note Insurer, the party exercising such option referred to in this section as the “Terminator”, will have the right to purchase all remaining HELOCs and any properties acquired in respect thereof and thereby effect early retirement of the notes and certificates on any Payment Date following the Collection Period during which the aggregate principal balance of the HELOCs and properties acquired in respect thereof remaining in the trust estate at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date; provided that the Master Servicer will be required to obtain the consent of the Note Insurer if the exercise of such right would cause a claim under the Policy. In the event the Terminator exercises the option, the purchase price (the “Optional Redemption Price”) payable in connection with the option will be equal to par with respect to the HELOCs and the fair market value of all properties acquired by the trust in respect of any HELOCs, plus accrued interest for each HELOC at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Indenture Trustee, the Owner Trustee, the Servicer, the Master Servicer, the Note Insurer and the Securities Administrator as of the Optional Redemption Date. In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Notes and the Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Note Principal Balance of the Notes and Certificate Principal Balance of the Certificates, plus (ii) one month’s interest on the then outstanding Note Principal Balance of the Notes at the then applicable Pass-Through Rate, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Notes are entitled, together with the amount of any Net WAC Rate Carryover Amounts. The holders of the Residual Certificates will pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates.

The Securities Administrator will be required to give notice of any termination to the Noteholders and the Note Insurer, upon which the Noteholders shall surrender their Notes to the Securities Administrator for final payment and cancellation. Such notice will be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final payment, and will specify (i) the Payment Date upon which final payment of the Notes will be made upon presentation and surrender of the Notes at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the HELOCs by the Terminator, the Terminator will be required to deliver to the Securities Administrator for deposit in the Payment Account not later than the Business Day prior to the Payment Date on which the final payment on the Offered Notes and Certificates an amount in immediately available funds equal to the above-described Optional Redemption Price. The Securities Administrator will remit to the Servicer, the Master Servicer, the Indenture Trustee, the Owner Trustee, the Note Insurer and the Custodian from such funds deposited in the Payment Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Indenture Trustee, the Custodian, the Servicer, the Note Insurer and the Owner Trustee from amounts on deposit in the Payment Account pursuant to the terms of the Sale and Servicing Agreement prior to making any final payments. Upon certification to the Indenture Trustee and the Custodian by the Securities Administrator of the making of such final deposit, the Indenture Trustee or the Custodian on its behalf will promptly release to the Terminator the HELOC Files for the remaining HELOCs, and Indenture Trustee will execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Notes by the Noteholders on the final Payment Date, the Securities Administrator will distribute to each Noteholder so presenting and surrendering its Notes the amount otherwise distributable on such Payment Date in respect of the Notes so presented and surrendered. Any funds not distributed to any Holder or Holders of Notes being retired on such Payment Date because of the failure of such Holder or Holders to tender their Notes will, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Offered Notes as to which notice has been given will not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator will mail a second notice to the remaining non-tendering Noteholders to surrender their notes for cancellation in order to receive the final payment with respect thereto. If within one year after the second notice all such notes will not have been surrendered for cancellation, the Securities Administrator will, directly or through an agent, mail a final notice to the remaining non-tendering noteholders concerning surrender of their notes. The costs and expenses of maintaining the funds in trust and of contacting such noteholders will be paid out of the assets remaining in the trust estate. If within one (1) year after the final notice any such notes will not have been surrendered for cancellation, the Securities Administrator will pay to the Depositor all such amounts, and all rights of non-tendering noteholders in or to such amounts will thereupon cease. No interest will accrue or be payable to any noteholder on any amount held in trust by the Securities Administrator as a result of such noteholder’s failure to surrender its notes(s) on the final Payment Date for final payment thereof. Any such amounts held in trust by the Securities Administrator will be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the HELOCs or the final payment on or other liquidation of the last HELOC, the Notes will be redeemed and the REMIC trusts will be terminated in accordance with the following additional requirements:

(i) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Terminator;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Indenture Trustee as directed shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii) At the time of the making of the final payment on the Offered Notes, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the trust estate (other than cash retained to meet claims), and the REMIC trusts shall terminate at that time.

At the expense of the Terminator (or, if the REMIC trusts are being terminated as a result of the Last Scheduled Payment Date, at the expense of the trust estate), the Terminator will prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of Offered Notes, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization will be binding upon all successor Noteholders.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thacher Proffitt & Wood llp, counsel to the Depositor, assuming compliance with the provisions of the Sale and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Sale and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the “residual interests” in each REMIC elected by the trust and (ii) the Offered Notes (exclusive of any right of the holder of such Offered Note to receive payments from the Net WAC Rate Carryover Reserve Account in respect of Net WAC Rate Carryover Amount) and the Class CE Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations-REMICs” in the prospectus.

For federal income tax purposes, the Offered Notes may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the HELOCs will prepay at a rate equal to 40% CPR (calculated based on the assumed prepayment rates set forth under “Yield on the Notes—Weighted Average Lives” in this free writing prospectus). No representation is made that the HELOCs will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration-General” and “-REMICs-Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Notes will be required to include in income interest on their notes in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Notes should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Notes. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on an adjustable rate such as the Offered Notes. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such notes and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Notes should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Notes are advised to consult their tax advisors concerning the tax treatment of such notes.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, the holder of an Offered Note may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the noteholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a Noteholder, the amount of original issue discount allocable to that period would be zero and the Noteholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Notes.

Certain of the notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a note will be treated as holding such note with amortizable bond premium will depend on such noteholders purchase price and the distributions remaining to be made on such note at the time of its acquisition by such noteholder. Holders of such notes should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations- REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Note is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount. The Net WAC Rate Carryover Reserve Account is not an asset of any REMIC. The REMIC regular interest corresponding to an Offered Note will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the note to which it corresponds, except that the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Note may exceed the actual amount of distributions on the Offered Note.

The treatment of amounts received by a holder of an Offered Note under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Note must allocate its purchase price for the Offered Note among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Offered Notes with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of Net WAC Rate Carryover Amount with respect to the Offered Notes may be treated as having more than a de minimis value as provided in the Sale and Servicing Agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Notes will be unable to use the integration method provided for under such regulations with respect to those Notes. If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Upon the sale of an Offered Note, the amount of the sale allocated to the selling noteholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Note, as the case may be. A holder of an Offered Note will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the noteholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Notes, in which case holders of such Notes potentially would be subject to different timing of income and foreign holders of such Notes could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Notes.

The REMIC regular interest component of each Offered Note will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Note will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Note will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Notes generally may not be a suitable investment for a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Notes not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any noteholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Net WAC Rate Carryover Reserve Account will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

For further information regarding federal income tax consequences of investing in the Offered Notes, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

SECONDARY MARKET

There is currently no secondary market for the Offered Notes and there can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Notes but they are not obligated to do so. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be available on an ongoing basis. The limited nature of the information regarding the Offered Notes may adversely affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed herein under “Description of the Securities-Reports to Noteholders” which will include information as to the outstanding principal balance of the Offered Notes and the status of the applicable form of credit enhancement.

EXPERTS

The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this free writing prospectus, have been incorporated in this free writing prospectus in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

Legal matters relating to the Offered Notes will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition to the issuance of the notes that the Offered Notes receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Offered Notes	S&P	Moody’s
Class A	AAA	Aaa

The ratings assigned to mortgage backed notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying loan. The ratings assigned to mortgage backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Offered Notes do not address the likelihood of receipt by the holders of such notes of any amounts in respect of Net WAC Rate Carryover Amounts.

The ratings of the Class A Notes assigned by the rating agencies depend primarily upon the creditworthiness of the Note Insurer.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Notes.

The Depositor has not requested that any rating agency rate the Offered Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Notes in accordance with the rating agencies’ particular surveillance policies, unless the Issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, the Owner Trustee, ACE Home Equity Loan Trust, Series 2006-GP1, the Master Servicer, the Servicer, the Originator, the Securities Administrator, the Note Insurer or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

There are no affiliations between the Sponsor, the Depositor, the Indenture Trustee or the Issuing Entity and any of the Master Servicer, the Securities Administrator, the Custodian and the Owner Trustee. There are no affiliations among the Master Servicer, the Securities Administrator or the Custodian and the Servicer or the Owner Trustee. There are no affiliations between the Servicer and the Owner Trustee. The Indenture Trustee and the Sponsor are affiliates. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, the Indenture or the Issuing Entity and (b) any of the parties referred to in the second sentence hereof, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Notes, or that relate to the Notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT

The Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the notes, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the notes.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the notes. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, the Offered Notes would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements discussed in Section 4975(e)(1) of the Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (together referred to as “plans”).

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on plan fiduciaries general fiduciary requirements, including the duties of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan. Any person who has discretionary authority or control with respect to the management or disposition of a plan’s assets, (referred to as “plan assets”) and any person who provides investment advice with respect to plan assets for a fee is a fiduciary of the investing plan. If the mortgage loans and other assets included in the trust were to constitute plan assets, then any party exercising management or discretionary control with respect to those plan assets may be deemed to be a plan “fiduciary,” and subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing plan. In addition, the acquisition or holding of securities by or on behalf of a plan or with plan assets, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA prohibits plans to which it applies from engaging in “prohibited transactions” under Section 406 of ERISA and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975 of the Code. These transactions described in ERISA and the Code prohibit a broad range of transactions involving plan assets and persons, called parties in interest, unless a statutory or administrative exemption is available.

Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan that purchases the securities if the mortgage loans and other assets included in the Trust are deemed to be assets of the plan. The U.S. Department of Labor has promulgated the DOL regulations (29 C.F.R. 2510.3-10) concerning whether or not a plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL regulations, generally, when a plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be plan assets unless an exception applies. Exceptions contained in the DOL regulations provide that plan assets will not include an undivided interest in each asset of an entity in which the plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) benefit plan investors do not own 25% or more in value of any class of equity securities issued by the entity. Under the DOL regulations, plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a plan as well as an interest in the underlying assets of the entity in which a plan acquires an interest (such as the mortgage loans and other assets included in the Trust). In addition, the purchase, sale and holding of the offered notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the Depositor, the Sponsor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest with respect to the plan.

Although there is no authority directly on point, the Issuer believes that, at the date of this Prospectus Supplement, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The Issuer also believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Assets Regulation. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the Offered Note, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, is restricted. A prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, is required to provide written confirmation (or in the case of any note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such Notes are rated at least investment grade, and that such transferee believes that such Notes are properly treated as indebtedness without substantial equity features for purposes of the regulations, and agrees to so treat such Notes and that the acquisition and holding of such notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Regardless of the rating of the offered notes, a prospective purchaser or transferee may instead provide the Securities Administrator with an opinion of counsel, which opinion of counsel will not be at the expense of the Indenture Trustee, the Issuer, the Servicer or the underwriter which opines that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the Issuer, the Servicer or the underwriter to any obligation in addition to those undertaken in the Indenture.

Any fiduciary or other investor of plan assets that proposes to acquire or hold the Offered Notes on behalf of or with plan assets of any plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code (and in the case of non-ERISA plans and arrangements, any additional federal, state or local law considerations) before making the proposed investment.

The sale of any class of Offered Notes to a Plan is in no respect a representation by the Depositor, the Indenture Trustee, the Owner Trustee, the Securities Administrator, the Master Servicer, the Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to security holders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Noteholders” and “Servicing of the HELOCs — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net

REPORTS TO NOTEHOLDERS

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the HELOCs — Evidence as to Compliance” and “Description of the Securities — Reports to Noteholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Notes. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Notes will also be deemed incorporated by reference into this free writing prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of Offered Notes, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Notes, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to ACE Securities Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, or by telephone at (704) 365-0569. The Depositor has determined that its financial statements will not be material to the offering of any Offered Notes.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Notes will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed securities issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon Payment Date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Note Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.